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                               CREDIT AGREEMENT


                        DATED AS OF DECEMBER 31, 1994


                                   BETWEEN


                            SILICON GRAPHICS, INC.


                                      AND


                        BANK OF AMERICA NATIONAL TRUST
                            AND SAVINGS ASSOCIATION



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                               TABLE OF CONTENTS


Section                                                                   Page
- -------                                                                   ----

ARTICLE I    DEFINITIONS...................................................  1

      1.01  Defined Terms..................................................  1
      1.02  Other Interpretive Provisions.................................. 14
             (a)  Defined Terms............................................ 14
             (b)  The Agreement............................................ 14
             (c)  Certain Common Terms..................................... 14
             (d)  Performance; Time........................................ 14
             (e)  Contracts................................................ 14
             (f)  Laws..................................................... 15
             (g)  Captions................................................. 15
             (h)  Independence of Provisions............................... 15
      1.03  Accounting Principles.......................................... 15

ARTICLE II   THE CREDIT FACILITY........................................... 15

      2.01  Amount and Terms of the Credit Facility........................ 15
             (a)  Committed Revolving Loans................................ 15
             (b)  Discretionary Revolving Loans and
                  Acceptances.............................................. 16
      2.02  Loan Accounts.................................................. 16
      2.03  Procedure for Borrowing........................................ 17
      2.04  Local Currency Loans........................................... 18
      2.05  Conversion and Continuation Elections.......................... 19
      2.06  Bankers' Acceptances........................................... 20
      2.07  Voluntary Termination or Reduction of Revolving Commitment..... 21
      2.08  Optional Prepayments........................................... 21
      2.09  Repayment and Mandatory Prepayment............................. 22
      2.10  Interest....................................................... 22
      2.11  Facility Fee................................................... 23
      2.12  Computation of Fees and Interest............................... 23
      2.13  Payments by the Company or Other Borrowing Entities............ 23

ARTICLE III     TAXES, YIELD PROTECTION AND ILLEGALITY..................... 24

      3.01  Taxes.......................................................... 24
      3.02  Illegality..................................................... 25
      3.03  Increased Costs and Reduction of Return........................ 25
      3.04  Funding Losses................................................. 26
      3.05  Inability to Determine Rates................................... 27
      3.06  Certificate of Bank............................................ 28
      3.07  Survival....................................................... 28



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Section                                                                   Page
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ARTICLE IV   CONDITIONS PRECEDENT.......................................... 28

      4.01  Conditions of Initial Extension of Credit to the Company....... 28
             (a)   Credit Agreement........................................ 28
             (b)   Resolutions; Incumbency................................. 28
             (c)   Payment of Fees......................................... 28
             (d)   Certificate............................................. 28
             (e)   Financial Statements.................................... 29
             (f)   Other Documents......................................... 29
      4.02  Conditions to All Borrowings of Revolving Loans by the Company. 29
             (a)   Notice of Borrowing..................................... 29
             (b)   Continuation of Representations and
                   Warranties.............................................. 29
             (c)   No Existing Default..................................... 29
             (d)   Authorized and Executed Agreements...................... 29
      4.03  Conditions to All Issuances of Acceptances for the Account of
            the Company.................................................... 29
             (a)   Acceptance Documentation................................ 30
             (b)   Continuation of Representations and
                   Warranties.............................................. 30
             (c)   No Existing Default..................................... 30
             (d)   Authorized and Executed Agreements...................... 30
      4.04  Conditions to All Extensions of Credit to Other Borrowing
            Entities and to Local Currency Loans to the Company............ 30
             (a)   Credit Documentation.................................... 30
             (b)   Guaranties, Etc......................................... 31
             (c)   Compliance with Conditions Precedent.................... 31
             (d)   Other Evidence.......................................... 31

ARTICLE V    REPRESENTATIONS AND WARRANTIES................................ 31

      5.01  Organization................................................... 31
      5.02  Corporate Authorization; No Contravention...................... 31
      5.03  Governmental Authorization..................................... 32
      5.04  Binding Effect................................................. 32
      5.05  Litigation..................................................... 32
      5.06  No Default..................................................... 32
      5.07  ERISA Compliance............................................... 32
      5.08  Use of Proceeds; Margin Regulations............................ 33
      5.09  Title to Properties............................................ 33
      5.10  Taxes.......................................................... 33
      5.11  Financial Condition............................................ 33
      5.12  Environmental Matters.......................................... 34
      5.13  Regulated Entities............................................. 34
      5.14  No Burdensome Restrictions..................................... 35
      5.15  Labor Relations................................................ 35


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Section                                                                   Page
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      5.16  Copyrights, Patents, Trademarks and Licenses, Etc.............. 35
      5.17  Subsidiaries................................................... 35
      5.18  Insurance...................................................... 35
      5.19  Full Disclosure................................................ 35

ARTICLE VI  AFFIRMATIVE COVENANTS.......................................... 36

      6.01  Financial Statements........................................... 36
      6.02  Certificates; Other Information................................ 37
      6.03  Notices........................................................ 37
      6.04  Preservation of Corporate Existence, Etc....................... 38
      6.05  Maintenance of Property........................................ 39
      6.06  Insurance...................................................... 39
      6.07  Payment of Obligations......................................... 39
      6.08  Compliance with Laws........................................... 39
      6.09  Inspection of Property and Books and Records................... 40
      6.10  Environmental Laws............................................. 40
      6.11  Use of Proceeds................................................ 40
      6.12  Compliance with ERISA.......................................... 40

ARTICLE VII     NEGATIVE COVENANTS......................................... 41

      7.01  Limitation on Liens............................................ 41
      7.02  Disposition of Assets.......................................... 42
      7.03  Consolidations, Mergers, Joint Ventures and Acquisitions....... 42
      7.04  Transactions with Affiliates................................... 43
      7.05  Use of Proceeds................................................ 43
      7.06  Compliance with ERISA.......................................... 43
      7.07  Restricted Payments............................................ 44
      7.08  Tangible Net Worth............................................. 44
      7.09  Accounting Changes............................................. 45

ARTICLE VIII    EVENTS OF DEFAULT.......................................... 45

      8.01  Event of Default............................................... 45
             (a)   Non-Payment............................................. 45
             (b)   Representation or Warranty.............................. 45
             (c)   Specific Defaults....................................... 45
             (d)   Other Defaults.......................................... 45
             (e)   Cross-Default........................................... 45
             (f)   Insolvency; Voluntary Proceedings....................... 46
             (g)   Involuntary Proceedings................................. 46
             (h)   ERISA................................................... 47
             (i)   Monetary Judgments...................................... 47
             (j)   Non-Monetary Judgments.................................. 47
             (k)   Material Adverse Effect................................. 47
             (l)   Guaranty................................................ 47
             (m)   Change of Control....................................... 47


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Section                                                                   Page
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      8.02  Remedies....................................................... 47
      8.03  Rights Not Exclusive........................................... 48

ARTICLE IX   MISCELLANEOUS................................................. 48

      9.01  Amendments and Waivers......................................... 48
      9.02  Notices........................................................ 48
      9.03  No Waiver; Cumulative Remedies................................. 49
      9.04  Costs and Expenses............................................. 49
      9.05  Indemnity...................................................... 50
      9.06  Marshalling; Payments Set Aside................................ 50
      9.07  Successors and Assigns......................................... 51
      9.08  Assignments, Participations, Etc............................... 51
      9.09  Set-off........................................................ 52
      9.10  Automatic Debits of Fees....................................... 53
      9.11  Counterparts................................................... 53
      9.12  Severability................................................... 53
      9.13  No Third Parties Benefited..................................... 53
      9.14  Time........................................................... 54
      9.15  Governing Law and Jurisdiction................................. 54
      9.16  Arbitration; Reference......................................... 54
             (a)  Mandatory Arbitration.................................... 54
             (b)  Judicial Reference....................................... 55
             (c)  Provisional Remedies, Self-Help and
                   Foreclosure............................................. 55
      9.17  Entire Agreement............................................... 55
      9.18  Interpretation................................................. 55
      9.19  Obligations of Other Borrowing Entities........................ 55


SCHEDULES

      Schedule 5.11     Permitted Liabilities
      Schedule 5.12     Environmental Matters
      Schedule 5.17     Subsidiaries and Equity Investments
      Schedule 7.01     Permitted Liens


EXHIBITS

      Exhibit A         Notice of Borrowing
      Exhibit B         Notice of Conversion/Continuation
      Exhibit C         Form of Guaranty

                              CREDIT AGREEMENT



      This CREDIT AGREEMENT is entered into as of December 31, 1994, between SILICON GRAPHICS, INC., a Delaware corporation (the "Company"), and Bank of America National Trust and Savings Association (together with its successors and assigns, the "Bank").

      WHEREAS, the Bank has agreed to make available to the Company a revolving credit facility upon the terms and conditions set forth in this Agreement;

      NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties agree as follows:

                                  ARTICLE I

                                 DEFINITIONS

      1.01 DEFINED TERMS. In addition to the terms defined elsewhere in this Agreement, the following terms have the following meanings:

             "ACCEPTANCE" has the meaning specified in subsection 2.06(a).

             "ACQUIREE" has the meaning specified in Section 7.03.

             "ACQUISITION" means any transaction or series of related transactions for the purpose of or resulting in (a) the acquisition, directly or indirectly, of all or substantially all of the assets of a Person, or of any business or division of a Person, (b) the acquisition, directly or indirectly, of in excess of 50% of the capital stock, partnership interests or equity of any Person or otherwise causing any Person to become a Subsidiary of the Company, or (c) a merger or consolidation or any other combination with another Person (other than a Person that is a Subsidiary of the Company) provided that the Company or the Company's Subsidiary is the surviving entity.

             "AFFILIATE" means, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, by contract or otherwise. Without limitation, any director, executive officer or beneficial owner of 5% or more of the equity of a Person shall for the purposes of this Agreement, be deemed to control the other Person. In no event shall the Bank be deemed an "Affiliate" of the Company or of any Subsidiary of the Company.

             "AGREEMENT" means this Credit Agreement, as amended, supplemented or modified from time to time in accordance with the terms hereof.

             "APPLICABLE MARGIN" means

                (i)  with respect to Base Rate Loans, 0.00%;

                (ii)  with respect to CD Rate Loans, 0.30%; and

                (iii)  with respect to Offshore Rate Loans, 0.30%.

             "ASSIGNEE" has the meaning specified in Section 9.08.

             "ASSIGNMENT AND ACCEPTANCE" has the meaning specified in Section 9.08.

             "ATTORNEY COSTS" means and includes all reasonable fees and disbursements of any law firm or other external counsel, the allocated reasonable cost of internal legal services and all reasonable disbursements of internal counsel.

             "BANK" has the meaning specified in the introductory paragraph hereof.

             "BANK AFFILIATE" means a Person engaged primarily in the business of commercial banking and that is a Subsidiary of the Bank or of a Person of which the Bank is a Subsidiary.

             "BANKRUPTCY CODE" means the Federal Bankruptcy Reform Act of 1978 (11 U.S.C. Section 101, ET SEQ.).

             "BASE RATE" means, for any day, the higher of: (a) 0.50% per annum above the latest Federal Funds Rate; and (b) the rate of interest publicly announced from time to time by the Bank in San Francisco, California, as its "reference rate." The "reference rate" is a rate set by the Bank based upon various factors including the Bank's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in the reference rate announced by the Bank shall take effect at the opening of business on the day specified in the public announcement of such change.

             "BASE RATE LOAN" means a Loan that bears interest based on the Base Rate.

             "BORROWING" means a borrowing hereunder consisting of a Loan of a single type made to the Company or any Other Borrowing Entity on a given day by the Bank pursuant to Article II and, other than in the case of Base Rate Loans, having a single Interest Period.

             "BUSINESS DAY" means any day other than a Saturday, Sunday or other day on which commercial banks in San Francisco are authorized or required by law to close and, if the applicable Business Day relates to any Offshore Rate Loan, means such a day on which dealings are carried on in the applicable offshore dollar (or other applicable currency) interbank market.

             "CAPITAL ADEQUACY REGULATION" means any guideline, request or directive of any central bank or other Governmental Authority, or any other law, rule or regulation, whether or not having the force of law, in each case, regarding capital adequacy of any bank or of any corporation controlling a bank.

             "CAPITAL LEASE" has the meaning specified in the definition of Capital Lease Obligations.

             "CAPITAL LEASE OBLIGATIONS" means all monetary obligations of the Company or any of its Subsidiaries under any leasing or similar arrangement which, in accordance with GAAP, is classified as a capital lease ("Capital Lease").

             "CD RATE" means, for each Interest Period in respect of a CD Rate Loan, the rate of interest (rounded upward to the nearest 1/100th of 1%) determined pursuant to the following formula:


             CD Rate =  Certificate of Deposit Rate  + Assessment
                        ---------------------------      Rate
                         1.00 - Reserve Percentage

           Where:

                 "Assessment Rate" means the maximum net annual assessment rate (whether or not applicable to the Bank) determined by the Bank to be in effect on the first day of such Interest Period payable by banks to the Federal Deposit Insurance Corporation, or any successor, for insuring time deposits made in dollars at the offices of banks in the United States.

                 "Certificate of Deposit Rate" means for any Interest Period for CD Rate Loans the rate of interest per annum determined by the Bank to be the arithmetic mean (rounded upward to the nearest 1/100th of 1%) of the rates notified to the Bank as the rates of interest bid by two or more certificate of deposit dealers of recognized standing selected by the Bank for the purchase at face value of dollar certificates of deposit issued by major United States banks, for a maturity comparable to such Interest Period and in the approximate amount of the CD Rate Loans to be made, at the time selected by the Bank on the first day of such Interest Period.

                 "Reserve Percentage" means for any Interest Period for CD Rate Loans the maximum reserve percentage (expressed as a decimal, rounded upward to the nearest 1/100th of 1%), as determined by the Bank, in effect on the first day of such Interest Period (including any ordinary, marginal, emergency, supplemental, special and other reserve percentages) prescribed by the Federal Reserve Board for determining the maximum reserves to be maintained by member banks of the Federal Reserve System with deposits exceeding $1,000,000,000 for new non-personal time deposits for a period comparable to such Interest Period and in an amount of $100,000 or more.

           "CD RATE LOAN" means a Loan that bears interest based on the CD
     Rate.

           "CLOSING DATE" means the date on which all conditions precedent set forth in Section 4.01 are satisfied or waived by the Bank.

           "CODE" means the Internal Revenue Code of 1986 and any regulations promulgated thereunder.

           "COMPANY" has the meaning specified in the introductory paragraph hereof.

           "CONTRACTUAL OBLIGATIONS" means, as to any Person, any provision of any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument, document or agreement to which such Person is a party or by which it or any of its property is bound.

           "CONVERSION DATE" means any date on which the Company elects to convert a Base Rate Loan to an Offshore Rate Loan or a CD Rate Loan; a CD Rate Loan to an Offshore Rate Loan or a Base Rate Loan; or an Offshore Rate Loan to a CD Rate Loan or a Base Rate Loan.

           "DEFAULT" means any event or circumstance which, with the giving of notice, the lapse of time, or both, would (if not cured or otherwise remedied) constitute an Event of Default.

           "DOLLARS", "dollars" and "$" each mean lawful money of the United States.

           "DOMESTIC LENDING OFFICE" means, with respect to the Bank, the office of the Bank designated as such in the signature pages hereto or such other office of the Bank as it may from time to time specify to the Company.

           "ENVIRONMENTAL LAWS" means any and all federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements, or governmental restrictions relating to the environment or the release of any materials into the environment, including but not limited to those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

           "EQUIVALENT AMOUNT" means the equivalent in Dollars of a Local Currency or Offshore Currency, calculated at the spot rate for the purchase of such Local Currency or Offshore Currency (as applicable) with Dollars quoted by the Bank's Grand Cayman Branch, Grand Cayman, B.W.I., at approximately 10:00 a.m. (San Francisco time) two Business Days prior to the relevant date of any calculation.

           "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and regulations promulgated thereunder.

           "EURODOLLAR RESERVE PERCENTAGE" has the meaning specified in the definition of "Offshore Rate".

           "EVENT OF DEFAULT" means any of the events or circumstances specified in Section 8.01.

           "EXCHANGE ACT" means the Securities and Exchange Act of 1934 and regulations promulgated thereunder.

           "FEDERAL FUNDS RATE" means, for any period, the rate set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Board (including any such successor, "H.15(519)") for such day opposite the caption "Federal Funds (Effective)". If on any relevant day such rate is not yet published in H.15(519), the rate for such day will be the rate set forth in the daily statistical release designated as the Composite 3:30 p.m. Quotations for U.S. Government Securities, or any successor publication, published by the Federal Reserve Bank of New York (including any such successor, the "Composite 3:30 p.m. Quotation") for such day under the caption "Federal Funds Effective Rate". If on any relevant day the appropriate rate for such previous day is not yet published in either H.15(519) or the Composite 3:30 p.m. Quotations, the rate for such day will be the arithmetic mean of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (New York time) on that day by each of three leading brokers of Federal funds transactions in New York City selected by the Bank.

           "FEDERAL RESERVE BOARD" means the Board of Governors of the Federal Reserve System or any successor thereto.

           "GAAP" means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the accounting profession), or in such other statements by such other entity as may be in general use by significant segments of the U.S. accounting profession, which are applicable to the circumstances as of the date of determination.

           "GOVERNMENTAL AUTHORITY" means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

           "GUARANTY" has the meaning specified in Section 2.01.

           "GUARANTY OBLIGATION" means, as applied to any Person, any direct or indirect liability of that Person with respect to any Indebtedness, lease, dividend, letter of credit or other obligation (the "primary obligations") of another Person (the "primary obligor"), including any obligation of that Person, whether or not contingent, (a) to purchase, repurchase or otherwise acquire such primary obligations or any property constituting direct or indirect security therefor, or (b) to advance or provide funds (i) for the payment or discharge of any such primary obligation, or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor, or (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (d) otherwise to assure or hold harmless the holder of any such primary obligation against loss in respect thereof. The amount of any such Guaranty Obligation shall be deemed equal to the stated or determinable amount of the primary obligation in respect of which such Guaranty Obligation is made or, if not stated or if indeterminable, the maximum reasonably anticipated liability in respect thereof.

           "INDEBTEDNESS" of any Person means, without duplication, (a) all indebtedness for borrowed money; (b) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables entered into in the ordinary course of business pursuant to ordinary terms); (c) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses; (d) all indebtedness created or arising under any conditional sale or other title retention agreement, in either case with respect to property acquired by the Person (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such Property), excluding obligations arising from master lease agreements and other off-balance sheet financing arrangements; (e) all Capital Lease Obligations; and (f) all Guaranty Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses
     (a) through (f) above.

           "INDEMNIFIED PERSON" has the meaning specified in subsection
     9.05(a).

           "INDEMNIFIED LIABILITIES" has the meaning specified in subsection 9.05(a).

           "INSOLVENCY PROCEEDING" means (a) any case, action or proceeding before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors; in each case (a) and (b) undertaken under U.S. Federal, State or foreign law, including the Bankruptcy Code.

           "INTEREST PAYMENT DATE" means, with respect to any CD Rate Loan or Offshore Rate Loan, the last day of each Interest Period applicable to such Loan and, with respect to Base Rate Loans, the last Business Day of each calendar quarter and each date a Base Rate Loan is converted into an Offshore Rate Loan or a CD Rate Loan, PROVIDED, HOWEVER, that if any Interest Period for a CD Rate Loan or Offshore Rate Loan exceeds 90 days or three months, respectively, interest shall also be paid on the date which falls 90 days or three months after the beginning of such Interest Period.

           "INTEREST PERIOD" means, (a) with respect to any Offshore Rate
     Loan, the period commencing on the Business Day the Loan is disbursed or continued or on the Conversion Date on which the Loan is converted to the Offshore Rate Loan and ending on the date one, two, three or six months thereafter, as selected by the Company in its Notice of Borrowing or Notice of Conversion/Continuation; and (b) with respect to any CD Rate Loan, the period commencing on the Business Day the CD Rate Loan is disbursed or continued or on the Conversion Date on which a Loan is converted to the CD Rate Loan and ending 30, 60, 90 or 180 days thereafter, as selected by the Company in its Notice of Borrowing or Notice of Conversion/Continuation;

     PROVIDED that:

                 (i) if any Interest Period pertaining to an Offshore Rate Loan or CD Rate Loan would otherwise end on a day which is not a Business Day, that Interest Period shall be extended to the next succeeding Business Day unless, in the case of an Offshore Rate Loan, the result of such extension would be to carry such Interest

           Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Business Day;

                 (ii) any Interest Period pertaining to an Offshore Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

                 (iii) no Interest Period for any Revolving Loan shall extend beyond 90 days after the Revolving Termination Date.

           "JOINT VENTURE" means a single-purpose corporation, partnership, joint venture or other similar legal arrangement (whether created pursuant to contract or conducted through a separate legal entity) now or hereafter formed by the Company or any of its Subsidiaries with another Person in order to conduct a common venture or enterprise with such Person.

           "LENDING OFFICE" means, with respect to the Bank, the office or offices of the Bank specified as its "Lending Office" or "Domestic Lending Office" or "Offshore Lending Office", as the case may be, opposite its name on the signature page hereto, or such other office or offices of the Bank as it may from time to time notify the Company.

           "LIEN" means any mortgage, deed of trust, pledge, hypothecation, assignment, charge or deposit arrangement, encumbrance, lien (statutory or other) or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including those created by, arising under or evidenced by any conditional sale or other title retention agreement, the interest of a lessor under a Capital Lease Obligation, any financing lease having substantially the same economic effect as any of the foregoing, or the filing of any financing statement naming the owner of the asset to which such lien relates as debtor, under the UCC or any comparable law) and any contingent or other agreement to provide any of the foregoing, but not including the interest of a lessor under an Operating Lease.

           "LOAN" means an extension of credit by the Bank to the Company or an Other Borrowing Entity pursuant to Article II (other than pursuant to Section 2.06), and may be a Base Rate Loan, CD Rate Loan, Offshore Rate Loan or any Local Currency Loan.

           "LOAN DOCUMENTS" means this Agreement and all documents delivered to the Bank in connection therewith (including all documents executed by the Company, any Other Borrowing Entity, or the Bank in connection with the making of any Local Currency Loans or the issuance of any Acceptances).

           "LOCAL CURRENCY" means a lawful currency other than United States dollars which is available at a branch of the Bank located in a country other than the United States and is the legal tender of that country where such branch is located.

           "LOCAL CURRENCY LOAN" means a Loan in a Local Currency made pursuant to and in accordance with the provisions of Section 2.04.

           "MARGIN STOCK" means "margin stock" as such term is defined in Regulation U of the Federal Reserve Board.

           "MATERIAL ADVERSE EFFECT" means a material adverse change in, or a material adverse effect upon, any of (a) the operations, business, financial condition of the Company or the Company and its Subsidiaries taken as a whole; (b) the ability of the Company to perform under any Loan Document and avoid any Event of Default; or (c) the legality, validity, binding effect or enforceability of any Loan Document.

           "NOTICE OF BORROWING" means a notice given by the Company to the Bank pursuant to Section 2.03, in substantially the form of EXHIBIT A.

           "NOTICE OF CONVERSION/CONTINUATION" means a notice given by the Company to the Bank pursuant to Section 2.05, in substantially the form of EXHIBIT B.

           "NOTICE OF LIEN" means any "notice of lien" or similar document intended to be filed or recorded with any court, registry, recorder's office, central filing office or other Governmental Authority for the purpose of evidencing, creating, perfecting or preserving the priority of a Lien securing obligations owing to a Governmental Authority.

           "OBLIGATIONS" means all Loans, Acceptances and other Indebtedness, advances, debts, liabilities, obligations, covenants and duties owing by the Company to the Bank or any other Person required to be indemnified under any Loan Document, of any kind or nature, present or future, whether or not evidenced by any note, guaranty or other instrument, arising under this Agreement, under any other Loan Document, or in respect of any Rate Contract, whether or not for the payment of money, whether arising by reason of an extension of credit, loan, guaranty, indemnification or in any other manner, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising and however acquired.

           "OFFSHORE CURRENCY" means a lawful currency other than United
     States dollars which is freely transferable and convertible into dollars and is traded in the offshore interbank currency markets at the time of the Revolving Loan.

           "OFFSHORE LENDING OFFICE" means with respect to the Bank, the office of the Bank designated as such on the applicable signature page hereto or such other office of the Bank as the Bank may from time to time specify to the Company.

           "OFFSHORE RATE" means, for each Interest Period in respect of an Offshore Rate Loan, an interest rate per annum (rounded upward to the nearest 1/16th of 1%) determined pursuant to the following formula:

     Offshore Rate =                IBOR
                     ------------------------------------
                     1.00 - Eurodollar Reserve Percentage

     Where,

                 "EURODOLLAR RESERVE PERCENTAGE" means the maximum reserve percentage (expressed as a decimal, rounded upward to the nearest 1/100th of 1%) in effect on the date IBOR for such Interest Period is determined (whether or not applicable to the Bank) under regulations issued from time to time by the Federal Reserve Board for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as "Eurocurrency liabilities") having a term comparable to such Interest Period; and

                 "IBOR" means the rate of interest per annum determined by the Bank as the rate at which deposits in the applicable currency in the approximate amount of the Bank's Offshore Rate Loans and having a maturity comparable to such Interest Period would be offered by the Bank's Grand Cayman Branch, Grand Cayman B.W.I., to major banks in the offshore dollar (or other applicable currency) interbank market upon request of such banks at approximately 11:00 a.m. (New York City time) two

           Business Days prior to the commencement of such Interest Period.

                 The Offshore Rate shall be adjusted automatically as of the effective date of any change in the Eurodollar Reserve Percentage.

           "OFFSHORE RATE LOAN" means a Loan that bears interest based on the Offshore Rate, including a Revolving Loan made in an Offshore Currency.

           "OPERATING LEASE" means, as applied to any Person, any lease of Property which is not a Capital Lease.

           "ORDINARY COURSE OF BUSINESS" means, in respect of any transaction involving the Company or any Subsidiary of the Company, the ordinary course of such Person's business, substantially as conducted by any such Person prior to or as of the Closing Date, and undertaken by such Person in good faith and not for purposes of evading any covenant or restriction in any Loan Document.

           "ORGANIZATION DOCUMENTS" means, for any corporation, the certificate or articles of incorporation, the bylaws, any certificate of determination or instrument relating to the rights of preferred shareholders of such corporation, and all applicable resolutions of the board of directors (or any committee thereof) of such corporation.

           "OTHER BORROWING ENTITY" has the meaning specified in subsection 2.01(b).

           "PARTICIPANT" has the meaning specified in subsection 9.08(d).

           "PERMITTED LIENS" has the meaning specified in Section 7.01.

           "PENSION PLAN" means a pension plan (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA which the Company sponsors, maintains, or to which it makes, is making, or is obligated to make contributions, or in the case of a multiple employer plan (as described in Section 4064(a) of ERISA) has made contributions at any time during the immediately preceding five (5) plan years.

           "PERSON" means an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, Joint Venture or Governmental Authority.

           "PLAN" means an employee benefit plan (as defined in Section 3(3) of ERISA) which the Company sponsors or maintains or to which the Company makes, is making, or is obligated to make contributions and includes any Pension Plan.

           "PROHIBITED LC LOANS" has the meaning specified in subsection
     3.02(a).

           "PROPERTY" means any estate or interest in any kind of property or asset, whether real, personal or mixed, and whether tangible or intangible.

           "RATE CONTRACTS" means interest rate and currency swap agreements, cap, floor and collar agreements, interest rate insurance, currency spot and forward contracts and other agreements or arrangements designed to provide protection against fluctuations in interest or currency exchange rates.

           "RELATED PERSON" means any trade or business (whether or not incorporated) under common control with the Company within the meaning of
     Section 414(b), 414(c) or 414(m) of the Code.

           "REQUIREMENT OF LAW" means, as to any Person, any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon the Person or any of its property or to which the Person or any of its property is subject.

           "RESPONSIBLE OFFICER" means the chairman and chief executive officer; the president and chief operating officer; the senior vice president, finance and chief financial officer; the vice president, finance and treasurer; or the vice president, controller of the Company, or any other officer having substantially the same authority and responsibility or, with respect to financial matters, the chief financial officer or the treasurer of the Company, or any other officer having substantially the same authority and responsibility.

           "REVOLVING COMMITMENT" has the meaning specified in subsection
     2.01(a).

           "REVOLVING LOAN" means Base Rate Loans, CD Rate Loans and Offshore Rate Loans.

           "REVOLVING TERMINATION DATE" means the earlier to occur of

                 (a)  December 31, 1996; and

                 (b) the date on which the Revolving Commitment shall terminate in accordance with the provisions of this Agreement.

           "SEC" means the Securities and Exchange Commission, or any successor thereto.

           "SOLVENT" means, as to any Person at any time, that (a) the fair value of the Property of such Person is greater than the amount of such Person's liabilities (including disputed, contingent and unliquidated liabilities) as such value is established and liabilities evaluated for purposes of Section 101(31) of the Bankruptcy Code; (b) the present fair saleable value of the Property of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured; (c) such Person is able to realize upon its Property and pay its debts and other liabilities (including disputed, contingent and unliquidated liabilities) as they mature in the normal course of business; (d) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature; and (e) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute unreasonably small capital.

           "SUBSIDIARY" of a Person means any corporation, association, partnership, Joint Venture or other business entity of which more than 50% of the voting stock or other equity interests (in the case of Persons other than corporations), is owned or controlled directly or indirectly by the Person, or one or more of the Subsidiaries of the Person, or a combination thereof.

           "TANGIBLE NET WORTH" has the meaning specified in Section 7.08.

           "UCC" means the Uniform Commercial Code as in effect in any jurisdiction.

           "UNITED STATES" and "U.S." each means the United States of America.

           "WHOLLY-OWNED SUBSIDIARY" means any corporation in which (other than directors' qualifying shares required by law) 100% of the capital stock of each class having ordinary voting power, and 100% of the capital stock of every other class, in each case, at the time as of which any determination is being made, is owned, beneficially and of record, by the Company, or by one or more of the other Wholly-Owned Subsidiaries, or both.

     1.02  OTHER INTERPRETIVE PROVISIONS.

           (a) DEFINED TERMS. Unless otherwise specified herein or therein, all terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto. The meaning of defined terms shall be equally applicable to the singular and plural forms of the defined terms. Terms (including uncapitalized terms) not otherwise defined herein and that are defined in the UCC shall have the meanings therein described.

           (b) THE AGREEMENT. The words "hereof", "herein", "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; and section, schedule and exhibit references are to this Agreement unless otherwise specified.

           (c)  CERTAIN COMMON TERMS.

                 (i) The term "documents" includes any and all instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced.

                 (ii) The term "including" is not limiting and means "including without limitation."

           (d) PERFORMANCE; TIME. Whenever any performance obligation hereunder (other than a payment obligation) shall be stated to be due or required to be satisfied on a day other than a Business Day, such performance shall be made or satisfied on the next succeeding Business Day. In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including"; the words "to" and "until" each mean "to but excluding," and the word "through" means "to and including". If any provision of this Agreement refers to any action taken or to be taken by any Person, or which such Person is prohibited from taking, such provision shall be interpreted to encompass any and all means, direct or indirect, of taking, or not taking, such action.

           (e) CONTRACTS. Unless otherwise expressly provided herein, references to agreements and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document.

           (f) LAWS. References to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting the statute or regulation.

           (g) CAPTIONS. The captions and headings of this Agreement are for convenience of reference only and shall not affect the construction of this Agreement.

           (h) INDEPENDENCE OF PROVISIONS. The parties acknowledge that this Agreement and other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters, and that such limitations, tests and measurements are cumulative and must each be performed, except as expressly stated to the contrary in this Agreement.

     1.03  ACCOUNTING PRINCIPLES.

           (a) Unless the context otherwise clearly requires, all accounting terms not expressly defined herein shall be construed, and all financial computations required under this Agreement shall be made, in accordance with GAAP, consistently applied.

           (b) References herein to "fiscal year" and "fiscal quarter" refer to such fiscal periods of the Company.


                                 ARTICLE II

                             THE CREDIT FACILITY


     2.01  AMOUNT AND TERMS OF THE CREDIT FACILITY.

           (a) COMMITTED REVOLVING LOANS. The Bank agrees, on the terms and conditions hereinafter set forth, to make Revolving Loans, in dollars or Offshore Currencies, from time to time on any Business Day during the period from the Closing Date to the Revolving Termination Date, in an aggregate amount not to exceed at any time outstanding $20,000,000 (such amount as the same may be reduced pursuant to Section 2.07 or as a result of one or more assignments pursuant to Section 9.08, the Bank's "Revolving Commitment"); PROVIDED, HOWEVER, that, after giving effect to any

Borrowing of a Revolving Loan, or the continuation or conversion thereof, the aggregate principal amount of all outstanding Revolving Loans and all Local Currency Loans and the face amount of all Acceptances issued hereunder shall not exceed the Revolving Commitment. In determining compliance with the immediately preceding sentence, all Loans denominated in Local Currencies or Offshore Currencies shall be deemed to be converted to their Equivalent Amounts in Dollars on the date any such Loan is made. Within the limits of the Bank's Revolving Commitment, and subject to the other terms and conditions hereof, the Company may borrow under this subsection 2.01(a), prepay pursuant to Section
2.08 and reborrow pursuant to this subsection 2.01(a).

           (b) DISCRETIONARY REVOLVING LOANS AND ACCEPTANCES. From time to time on any Business Day during the period from the Closing Date to the Revolving Termination Date, upon the request of the Company, and if agreed to by the Bank in its reasonable discretion, the Bank agrees to make Loans to and issue Acceptances for the account of the Company's Subsidiaries. If the Bank shall agree to make a Loan to or issue an Acceptance in favor of a Subsidiary of the Company, such Subsidiary shall be deemed then to be an "Other Borrowing Entity" and such Subsidiary shall remain an Other Borrowing Entity for so long as any such Loan or Acceptance remains outstanding. The Company acknowledges and agrees (and shall cause each Other Borrowing Entity to acknowledge and agree) that (i) prior to the Bank making any Loan to or issuing any Acceptance for the account of an Other Borrowing Entity, the Bank expects to receive an appropriate guaranty or guaranties by the Company of the Obligations to the Bank of each Other Borrowing Entity that receives such an extension of credit in substantially the form of EXHIBIT C (each a "Guaranty"), together with such other documents or information as may be required by the Bank (in its reasonable discretion), (ii) reasonable delays are to be anticipated by the Company and the Other Borrowing Entities in connection with the Bank's review of, and satisfaction with, each Guaranty and the other documents and information required to be received by the Bank (in its reasonable discretion) prior to the Bank making any Loan to or issuing any Acceptance for the account of any Other Borrowing Entity (and the Bank will make reasonable efforts to keep the Company informed of the length of any anticipated delays), and (iii) the Company and the Other Borrowing Entities assume all of the risks associated with any reasonable delays in receiving any such extension of credit from the Bank. The total amount of Revolving Loans and Local Currency Loans made to, and the face amount of all Acceptances issued for the account of, the Company and the Other Borrowing Entities shall not at any time exceed the Revolving Commitment. In determining compliance at any time with the immediately preceding sentence, all Loans to the Company and the Other Borrowing Entities denominated in Local Currencies or

Offshore Currencies shall be deemed to be converted to their Equivalent Amounts in Dollars on the date any such Loan is made.

     2.02 LOAN ACCOUNTS. The Loans made by the Bank shall be evidenced by one or more loan accounts maintained by the Bank in the ordinary course of business. The loan accounts maintained by the Bank shall be conclusive absent manifest error of the amount of the Loans made by the Bank to the Company or any Other Borrowing Entity and the interest and payments thereon. Any failure so to record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Company or any Other Borrowing Entity hereunder to pay any amount owing with respect to the Loans.

     2.03  PROCEDURE FOR BORROWING.

           (a) Each Borrowing shall be made upon the Company's irrevocable written notice to the Bank in accordance with Section 9.02 in the form of a Notice of Borrowing to the Bank (which notice must be received by the Bank prior to 9:00 a.m. (San Francisco time) (i) two Business Days prior to the requested Borrowing date, in the case of Offshore Rate Loans; (ii) two Business Days prior to the requested Borrowing date, in the case of CD Rate Loans, and (iii) one Business Day prior to the requested Borrowing date, in the case of Base Rate Loans, specifying:

                       (A) the amount of the Loan, which, in the case of Offshore Rate Loans and CD Rate Loans, shall be in a minimum principal amount of One Million dollars ($1,000,000) or any multiple of One Million dollars ($1,000,000) in excess thereof and, in the case of Base Rate Loans shall be in a minimum principal amount of One Hundred Thousand Dollars ($100,000) or any multiple of One Hundred Thousand Dollars ($100,000) in excess thereof;

                       (B) the requested Borrowing date, which shall be a Business Day;

                       (C)   the currency of the proposed Loan;

                       (D) whether the Loan is to be an Offshore Rate Loan, CD Rate Loan or Base Rate Loan;

                       (E) the duration of the Interest Period applicable to such Loan included in such notice. If the Notice of Borrowing shall fail to specify the duration of the Interest Period for any CD Rate Loan or Offshore

           Rate Loan, such Interest Period shall be 90 days or three months, respectively; and

                       (F) the account or accounts to which such Loan should be deposited into or sent in accordance with the Notice of Borrowing.

           (b) The Bank will make the amount of the Borrowing available to the Company by 10:00 a.m. (San Francisco time) on the Borrowing date requested by the Company in funds immediately available to the Company.

           (c) Unless the Bank shall otherwise agree, during the existence of a Default or Event of Default, the Company may not elect to have a Loan be made as, or converted into or continued as, an Offshore Rate Loan or a CD Rate Loan.

     2.04  LOCAL CURRENCY LOANS.

           (a) From time to time from the Closing Date until the Revolving Termination Date, if agreed to by the Bank in each case (in the Bank's reasonable discretion), the Bank agrees to consider requests to make Local Currency Loans to the Company and to the Other Borrowing Entities. If the Bank does decide to make Local Currency Loans, the Bank and the Company or each appropriate Other Borrowing Entity shall make their best efforts to agree, at the time of the request for a Local Currency Loan, on the date such Local Currency Loan is to be made, on the Local Currency in which such Local Currency Loan is to be made, and on the amount, principal payment dates, interest rate and payment dates, prepayment and overdue payment terms, conversion and continuation terms, and the reserve and tax provisions for such Local Currency Loan. Each Local Currency Loan shall be due and payable no later than 90 days after the Revolving Termination Date. Each request for a Local Currency Loan and each confirmation of a telephone request for a Local Currency Loan shall be in the form of a notice of borrowing (which shall be in a form reasonably satisfactory to the Bank) executed by the Company or, if so required by the Bank in its reasonable discretion, by the Company and each appropriate Other Borrowing Entity. All references to the Bank herein with regard to any Local Currency Loan shall be deemed to include any foreign office, foreign branch or foreign affiliate of the Bank, as determined by the Bank, through which the Bank makes such Local Currency Loan.

           (b) The Company acknowledges and agrees (and shall cause each Other Borrowing Entity to acknowledge and agree) that (i) prior to the Bank making any Local Currency Loan, the Bank expects to receive appropriate Guaranties (in the case of Local Currency Loans to Other Borrowing Parties) and other documentation and information required to be received by the Bank (in its reasonable discretion) in accordance with the terms of this Agreement, (ii) reasonable delays are to be anticipated by the Company and the Other Borrowing Entities in connection with the Bank's review of, and satisfaction with, the Guaranties (in the case of Local Currency Loans to Other Borrowing Entities) and the other documents and information required to be received by the Bank prior to the Bank making any Local Currency Loan, (iii) the Company and the Other Borrowing Entities assume all of the risks associated with any reasonable delays in receiving any Local Currency Loan from the Bank, and (iv) under no circumstances shall the total amount of Local Currency Loans and Revolving Loans made to, and the face amount of all Acceptances issued for the account of, the Company and the Other Borrowing Entities at any time exceed the Revolving Commitment. In determining compliance at any time with clause (iv) of the immediately preceding sentence, all Loans denominated in Local Currencies or Offshore Currencies shall be deemed to be converted to their Equivalent Amounts in Dollars on the date any such Loan is made.

     2.05  CONVERSION AND CONTINUATION ELECTIONS.

           (a) The Company may upon irrevocable written notice to the Bank in accordance with subsection 2.05(b):

                 (i) elect to convert on any Business Day, any Base Rate Loan (or any part thereof in an amount not less than $1,000,000, or that is in an integral multiple of $1,000,000 in excess thereof) into an Offshore Rate Loan or CD Rate Loan or;

                 (ii) elect to convert on any Interest Payment Date any Offshore Rate Loan or CD Rate Loan maturing on such Interest Payment Date (or any part thereof in an amount not less than $1,000,000, or that is in an integral multiple of $1,000,000 in excess thereof) into a Base Rate Loan; or

                 (iii) elect to renew on any Interest Payment Date any Offshore Rate Loan or CD Rate Loan maturing on such Interest Payment Date (or any part thereof in an amount not less than $1,000,000, or that is in an integral multiple of $1,000,000 in excess thereof);

PROVIDED, that if the amount of any CD Rate Loan or Offshore Rate Loan shall have been reduced, by payment, prepayment, or conversion of part thereof to be less than $1,000,000, the CD Rate Loan or Offshore Rate Loan shall automatically convert into a Base Rate Loan, and on and after such date the right of the Company to continue such Loan as an Offshore Rate Loan or CD Rate Loan, as the case may be, shall terminate.

           (b) The Company shall deliver a Notice of Conversion/Continuation in accordance with Section 9.02 to be received by the Bank not later than 10:00 a.m. (San Francisco time) at least (i) two Business Days in advance of the Conversion Date or continuation date, if any Loan is to be converted into or continued as an Offshore Rate Loan; (ii) two Business Days in advance of the Conversion Date or continuation date, if any Loan is to be converted into or continued as a CD Rate Loan; and (iii) one Business Day in advance of the Conversion Date or continuation date, if any Loan is to be converted into or renewed as a Base Rate Loan, specifying:

                            (A) the proposed Conversion Date or continuation date;

                            (B) the aggregate amount of the Loan to be converted or renewed;

                            (C) the nature of the proposed conversion or continuation; and

                            (D)    the duration of the requested Interest
           Period.

           (c) If upon the expiration of any Interest Period applicable to any CD Rate Loan or Offshore Rate Loan, the Company has failed to select a new Interest Period to be applicable to such CD Rate Loan or Offshore Rate Loan, as the case may be, or if any Default or Event of Default shall then exist, the Company shall be deemed to have elected to convert such CD Rate Loan or Offshore Rate Loan into a Base Rate Loan effective as of the expiration date of such current Interest Period.

     2.06 BANKERS' ACCEPTANCES. (a) The Bank agrees, on the terms and conditions hereinafter set forth, from time to time on any Business Day during the period from the Closing Date to the Revolving Termination Date to create and discount acceptances (each an "Acceptance") for the account of the Company or, subject to subsection 2.01(b), an Other Borrowing Entity; PROVIDED, HOWEVER, that, after giving effect to the issuance of any Acceptance, the aggregate principal amount of all outstanding Revolving Loans and all Local Currency Loans and the face amount of all Acceptances made hereunder shall not exceed the Revolving Commitment. In determining compliance with the immediately preceding sentence, all Loans denominated in Local Currencies or Offshore Currencies shall be deemed to be converted to the Equivalent Amounts in Dollars on the date any such Acceptance is issued.

           (b) Each Acceptance shall be in an amount not less than $1,000,000. The creation and discount of Acceptances shall be pursuant to the terms and conditions hereof and of a Bank standard form agreement for Acceptances executed by the Company or an Other Borrowing Entity, as applicable, as further set forth in Article IV.

           (c) Each draft related to an Acceptance hereunder shall: (i) mature on or before 180 days after the date of such draft but in no event later than 90 days after the Revolving Termination Period; and (ii) be otherwise in form and substance satisfactory to the Bank.

           (d) The discount and commission for each draft shall be at the rate which the Bank advises the Company or the Other Borrowing Entity is applicable to Acceptances created for the account of the Company's or the Other Borrowing Entity, as applicable, on the date of Acceptance and discount. The minimum commission will be $500.

           (e) The Company shall pay or cause the Other Borrowing Entity to pay to the Bank the face amount of each Acceptance created hereunder on the maturity date of the draft related to such Acceptance. Any sum owed to the Bank with respect to an Acceptance created and discounted for the account of the Company or an Other Borrowing Entity which is not paid when due shall, at the option of the Bank in each instance, be deemed to be a Revolving Loan to the Company or the Other Borrowing Entity, as applicable, outstanding under this Agreement and shall thereafter bear interest at the Base Rate.

           (f) The Bank shall have no obligation to issue an Acceptance hereunder if the requested Acceptance is not in compliance with applicable regulations of the Federal Reserve Board governing bankers' Acceptances or is ineligible for discount by Federal Reserve Banks. In the event that any regulatory development or other circumstance relating to the creation of Acceptances hereunder or their eligibility for discount shall at any time in the reasonable opinion of the Bank make it unlawful or impracticable for the Bank to create Acceptances hereunder or to discount them, no Acceptances shall be created hereunder thereafter until and unless the Bank determines that such creation would be lawful and practicable. In the event that any Acceptance hereunder is created and is not eligible for discount by Federal Reserve Banks, the Company and each Other Borrowing Entity shall indemnify the Bank for all costs and expenses resulting from such determination (including costs under Regulation D of the Federal Reserve Board).

     2.07 VOLUNTARY TERMINATION OR REDUCTION OF REVOLVING COMMITMENT. The Company may, upon not less than five Business Days' prior written notice to the Bank, terminate the Revolving Commitment or permanently reduce the Revolving Commitment by an aggregate minimum amount of $1,000,000 or any multiple of $1,000,000; PROVIDED that no such reduction or termination shall be permitted if, after giving effect thereto and to any prepayments of the Revolving Loans made on the effective date thereof, the then outstanding principal amount of the Revolving Loans and Local Currency Loans and the face amount of all Acceptances issued hereunder would exceed the amount of the Revolving Commitment then in effect and, PROVIDED, FURTHER, that once reduced in accordance with this
Section 2.07, the Revolving Commitment may not be increased. If the Revolving Commitment is terminated in its entirety, all accrued fees to, but not including the effective date of such termination shall be payable to the Bank on the effective date of such termination without any premium or penalty.

     2.08 OPTIONAL PREPAYMENTS. Subject to Section 3.04, the Company may, at any time or from time to time, upon at least two Business Days' notice to the Bank, prepay Revolving Loans in whole or in part, in amounts of $1,000,000 or any multiple of $1,000,000 in excess thereof. Such notice of prepayment shall specify the date and amount of such prepayment and whether such prepayment is of Base Rate Loans, CD Rate Loans or Offshore Rate Loans, or any combination thereof. Such notice shall not thereafter be revocable by the Company. If such notice is given by the Company, the Company shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein, together with accrued interest to each such date on the amount prepaid and the amounts required pursuant to Section 3.04.

     2.09 REPAYMENT AND MANDATORY PREPAYMENT. The Company shall (and shall cause each Other Borrowing Entity to) repay (a) the principal amount of all Base Rate Loans and Local Currency Loans on or before the date that is 90 days after the Revolving Termination Date, (b) all Offshore Rate Loans and CD Rate Loans on the last day of the Interest Period that is pending for such Loans, which shall in no event be later than 90 days after the Revolving Termination Date, and (c) the face amount of each Acceptance on the maturity date of the draft related thereto, which shall in no event be later than 90 days after the Revolving Termination Date. The Company shall (and shall cause each Other Borrowing Entity to) immediately prepay that portion of the principal amount of any Loans at any time outstanding which exceeds the Revolving Commitment; PROVIDED, that if the foregoing applies due to a change in applicable rates of exchange between Dollars and Offshore Currencies or Local Currencies, as applicable, the Company shall be obligated to pay such amount only if the excess is equal to or greater than 10% of the Revolving Commitment. In determining compliance with the immediately preceding sentence, all Loans denominated in Local Currencies or Offshore Currencies shall be deemed to be converted to the Equivalent Amounts in Dollars on the last Business Day of each fiscal quarter of the Company. The Company shall also reimburse the Bank for any funding losses incurred by the Bank in connection with such prepayments as set forth in Section 3.04.

     2.10  INTEREST.

           (a) Each Revolving Loan shall bear interest on the outstanding principal amount thereof from the date when made until it becomes due at a rate per annum equal to the CD Rate, the Offshore Rate or the Base Rate, as the case may be, PLUS the

Applicable Margin; PROVIDED, HOWEVER, that any Revolving Loan made in an Offshore Currency shall bear interest at the Offshore Rate only.

           (b) Interest on each Revolving Loan shall be paid in arrears on each Interest Payment Date. Interest shall also be paid on the date of any prepayment of Revolving Loans pursuant to Section 2.08 for the portion of the Revolving Loans so prepaid and upon payment (including prepayment) in full thereof and, during the existence of any Event of Default, interest shall be paid on demand.

           (c) Anything herein to the contrary notwithstanding, the obligations of the Company hereunder shall be subject to the limitation that payments of interest shall not be required, for any period for which interest is computed hereunder, to the extent (but only to the extent) that contracting for or receiving such payment by the respective Bank would be contrary to the provisions of any law applicable to the Bank limiting the highest rate of interest which may be lawfully contracted for, charged or received by the Bank, and in such event the Company shall pay the Bank interest at the highest rate permitted by applicable law.

     2.11 FACILITY FEE. A facility fee to be paid by the Company shall accrue for the Bank's own account in an amount equal to 0.09% per annum multiplied by the amount of the Revolving Commitment, as the amount of the Revolving Commitment may change from time to time. Such accrued fee shall be paid quarterly in arrears on the first Business Day of each July, October, January and April of each year.

     2.12  COMPUTATION OF FEES AND INTEREST.

           (a) All computations of interest payable in respect of Base Rate Loans at all times as the Base Rate is determined by the Bank's "reference rate" shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest under this Agreement shall be made on the basis of a 360-day year and actual days elapsed, which results in more interest being paid than if computed on the basis of a 365-day year. Interest and fees shall accrue during each period during which interest or such fees are computed from the first day thereof to the last day thereof.

           (b) Any change in the interest rate on a Loan resulting from a change in the Applicable Margin, Reserve Percentage, Eurocurrency Reserve Percentage, or the Assessment Rate shall become effective as of the opening of business on the day on which such change in the Applicable Margin, Reserve Percentage, Eurocurrency Reserve Percentage, or the Assessment Rate becomes effective and the Bank agrees to notify the Company of any such change in the interest rate on a Loan; PROVIDED, that the failure to so notify the Company shall not affect any of the Company's obligations under this Agreement.

           (c) Each determination of an interest rate by the Bank shall be conclusive and binding on the Company in the absence of manifest error.

     2.13  PAYMENTS BY THE COMPANY OR OTHER BORROWING ENTITIES.

           (a) All payments (including prepayments) to be made by the Company or any Other Borrowing Entity on account of principal, interest, fees and other amounts required hereunder shall be made without set-off, recoupment or counterclaim and shall, except as otherwise expressly provided herein, be made to the Bank at the Bank's offices as set forth on the applicable signature pages hereof, in dollars or, in the case of Revolving Loans made in Offshore Currencies, in such Offshore Currency, and in immediately available funds, no later than 10:00 a.m. (San Francisco time) on the date specified herein. Any payment which is received by the Bank later than 10:00 a.m. (San Francisco time) shall be deemed to have been received on the immediately succeeding Business Day and any applicable interest or fee shall continue to accrue.

           (b) Whenever any payment hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be; subject to the provisions set forth in the definition of "Interest Period" herein.


                                 ARTICLE III

                   TAXES, YIELD PROTECTION AND ILLEGALITY

    3.01  TAXES.

           (a) (i) If any taxes (other than taxes on net income imposed on or measured by the Bank's net income by the jurisdiction under the laws of which the Bank is organized or maintains a lending office from which Loans or other extensions of credit hereunder are made) are at any time imposed on any payments under or in respect of this Agreement or any instrument or agreement required hereunder including, but not limited to, payments made pursuant to this Section 3.01, the Company shall, or shall cause the relevant Other Borrowing Entity to, pay all such taxes and shall also pay to the Bank, at the time interest is paid, all additional amounts which the Bank specifies as necessary to preserve the after-tax yield the Bank would have received if such taxes had not been imposed (as such additional amounts are determined in accordance with Section 3.01(a)(ii)).

                 (ii) The additional amounts necessary to preserve the after-tax yield the Bank would have received if such taxes had not been imposed shall be calculated pursuant to the formula:

                                 (w)(t)(i)
                             y = -----------
                                   1-w-t

where the terms are defined as follows:

                 y = additional payment to be made to the Bank

                 w = withholding tax rate levied by foreign
                     government

                 t = the Bank's combined Federal and state tax rate

                 i = amount of interest to be paid on sum due   (computed by
                                                                using the base
                                                                rate plus the
                                                                Applicable
                                                                Margin)

                 1 = one


           (b) The Company will provide (or cause the relevant Other Borrowing Entity to provide) the Bank with original tax receipts, notarized copies of tax receipts, or such other documentation as will prove payment of tax in a court of law applying the United States Federal Rules of Evidence, for all taxes paid by the Company or any Other Borrowing Entity pursuant to Section 3.01(a) above.
The Company will deliver (or cause the relevant Other Borrowing Entity to deliver) receipts to the Bank within 30 days after the due date for the related tax.

     3.02  ILLEGALITY.

           (a) If the Bank shall determine that the introduction of any Requirement of Law, or any change in any Requirement of Law or in the interpretation or administration thereof, has made it unlawful, or that any central bank or other Governmental Authority has asserted that it is unlawful, for the Bank or its Lending Office to make or maintain Offshore Rate Loans, CD Rate Loans or Base Rate Loans, to issue Acceptances, or to make Local

Currency Loans in respect of any foreign jurisdiction ("Prohibited LC Loans"), then, on notice thereof by the Bank to the Company or the relevant Other Borrowing Entity, the obligation of the Bank to make or maintain Offshore Rate Loans, CD Rate Loans or Base Rate Loans, to issue Acceptances, or to make Prohibited LC Loans shall be suspended until the Bank shall have notified the Company or the relevant Other Borrowing Entity that the circumstances giving rise to such determination no longer exists.

           (b) If the Bank shall determine that it is unlawful to maintain any Offshore Rate Loan or Prohibited LC Loan, the Company shall (or shall cause the relevant Other Borrowing Entity to) prepay in full all Offshore Rate Loans or Prohibited LC Loans of the Bank then outstanding, together with interest accrued thereon, either on the last day of the Interest Period thereof if the Bank may lawfully continue to maintain such Offshore Rate Loans or Prohibited LC Loans to such day, or immediately, if the Bank may not lawfully continue to maintain such Offshore Rate Loans or Prohibited LC Loans.

           (c) If the Company or the relevant Other Borrowing Entity is required to prepay any Offshore Rate Loan or Prohibited LC Loans immediately as provided in subsection 3.02(b), then concurrently with such prepayment, the Company shall (or shall cause the relevant Other Borrowing Entity to) borrow from the Bank, in the amount of such repayment, Base Rate Loans.

     3.03  INCREASED COSTS AND REDUCTION OF RETURN.

           (a) If the Bank shall determine that, due to either (i) the introduction of or any change in or in the interpretation of any law or regulation or (ii) the compliance with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to the Bank of agreeing to make or making, funding or maintaining any Offshore Rate Loans, then the Company or the relevant Other Borrowing Entity shall be liable for, and shall (or shall cause the relevant Other Borrowing Entity to) from time to time, upon demand therefor by the Bank, pay to the Bank, additional amounts as are sufficient to compensate the Bank for such increased costs.

           (b) If the Bank shall have determined that (i) the introduction of any Capital Adequacy Regulation, (ii) any change in any Capital Adequacy Regulation, (iii) any change in the interpretation or administration of any Capital Adequacy Regulation by any central bank or other Governmental Authority charged with the interpretation or administration thereof, or (iv) compliance by the Bank (or its Lending Office) or any corporation controlling the Bank, with any Capital Adequacy Regulation, affects or would affect the amount of capital required or expected to be maintained by the Bank or any corporation controlling the Bank and (taking into consideration the Bank's or such corporation's policies with respect to capital adequacy and the Bank's desired return on capital and assuming the full utilization of the Bank's capital) determines that the amount of such capital is increased as a consequence of its Revolving Commitment, loans, credits or obligations under this Agreement, then, upon demand of the Bank, the Company shall (or shall cause the relevant Other Borrowing Entity to) immediately pay to the Bank, from time to time as specified by the Bank, additional amounts sufficient to compensate the Bank for such increase. In determining such amounts the Bank may use any reasonable averaging or attribution methods.

     3.04 FUNDING LOSSES. The Company agrees to (or shall cause the relevant Other Borrowing Entity to) reimburse the Bank and to hold the Bank harmless from any loss, cost or expense which the Bank may sustain or incur as a consequence of:

           (a) any failure of the Company or the relevant Other Borrowing Entity to make any payment or prepayment of principal of any Local Currency Loan, Offshore Rate Loan or CD Rate Loan (including payments made after any acceleration thereof);

           (b) any failure of the Company (or the relevant Other Borrowing Entity) to borrow, continue or convert a Loan after the Company (or the relevant Other Borrowing Entity) has given (or is deemed to have given) a Notice of Borrowing or a Notice of Conversion/Continuation;

           (c) any failure of the Company to make any prepayment after the Company has given a notice in accordance with Section 2.08;

           (d) any prepayment of a Local Currency Loan, Offshore Rate Loan or a CD Rate Loan on a day which is not the last day of the Interest Period with respect thereto; or

           (e) any conversion pursuant to Section 2.05 of any Offshore Rate Loan or CD Rate Loan to a Base Rate Loan on a day that is not the last day of the respective Interest Period;

including any such loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain its Local Currency Loan, Offshore Rate Loans or CD Rate Loans hereunder or from fees payable to terminate the deposits from which such funds were obtained. Solely for purposes of calculating amounts payable by the Company to the Bank under this Section 3.04,

(i) each Offshore Rate Loan made by the Bank (and each related reserve, special deposit or similar requirement) shall be conclusively deemed to have been funded at the IBOR used in determining the Offshore Rate for such Offshore Rate Loan by a matching deposit or other borrowing in the interbank eurodollar (or other applicable currency) market for a comparable amount and for a comparable period, whether or not such Offshore Rate Loan is in fact so funded, (ii) each CD Rate Loan made by the Bank (and each related reserve, special deposit or similar requirement) shall be conclusively deemed to have been funded at the Certificate of Deposit Rate used in determining the CD Rate for such CD Rate Loan by the issuance of its certificate of deposit in a comparable amount and for a comparable period, whether or not such CD Rate Loan is in fact so funded, and
(iii) each Local Currency Loan made by the Bank (and each related reserve, special deposit or similar requirement) shall be conclusively deemed to have been funded at the applicable similar interest rate used by the Bank in determining the interest rate for such Local Currency Loan in a comparable amount and for a comparable period, whether or not such Local Currency Loan is in fact so funded.

     3.05 INABILITY TO DETERMINE RATES. If the Bank shall have determined that for any reason adequate and reasonable means do not exist for ascertaining the Offshore Rate or the CD Rate for any requested Interest Period with respect to a proposed Offshore Rate Loan or CD Rate Loan or that the Offshore Rate or the CD Rate applicable pursuant to subsection 2.10(a) for any requested Interest Period with respect to a proposed Offshore Rate Loan or CD Rate Loan does not adequately and fairly reflect the cost to the Bank of funding such Loan, the Bank will promptly give notice of such determination to the Company.
Thereafter, the obligation of the Bank to make or maintain CD Rate Loans or Offshore Rate Loans, as the case may be, hereunder shall be suspended until the Bank revokes such notice in writing. Upon receipt of such notice, the Company may revoke any Notice of Borrowing or Notice of Conversion/Continuation then submitted by it. If the Company does not revoke such notice, the Bank shall make, convert or continue the Loans, as proposed by the Company, in the amount specified in the applicable notice submitted by the Company, but such Loans shall be made, converted or continued as Base Rate Loans instead of CD Rate Loans or Offshore Rate Loans, as the case may be.

     3.06 CERTIFICATE OF BANK. If the Bank claims reimbursement or compensation pursuant to this Article III, it shall deliver to the Company a certificate setting forth in reasonable detail the amount payable to the Bank hereunder and such certificate shall be conclusive and binding on the Company and each Other Borrowing Entity in the absence of manifest error.

     3.07  SURVIVAL.  The agreements and obligations of the Company in this
Article III shall survive the payment of all other Obligations.


                                  ARTICLE IV

                            CONDITIONS PRECEDENT

     4.01 CONDITIONS OF INITIAL EXTENSION OF CREDIT TO THE COMPANY. The obligation of the Bank to make its initial extension of credit to the Company hereunder is subject to the condition that the Bank shall have received on or before the Closing Date all of the following, in form and substance satisfactory to the Bank and its counsel:

           (a) CREDIT AGREEMENT. This Agreement executed by the Company and the Bank;

           (b)   RESOLUTIONS; INCUMBENCY.

                 (i) Copies of the resolutions of the board of directors of the Company approving and authorizing the execution, delivery and performance by the Company of this Agreement and the other Loan Documents to be delivered hereunder, and authorizing the borrowing of the Loans and the issuance of Acceptances, certified as of the Closing Date by the Secretary or an Assistant Secretary of the Company; and

                 (ii) A certificate of the Secretary or Assistant Secretary of the Company certifying the names and true signatures of the officers of the Company authorized to execute, deliver and perform, as applicable, this Agreement, and all other Loan Documents to be delivered hereunder;

           (c) PAYMENT OF FEES. The Company shall have paid all costs, accrued and unpaid fees, costs and expenses to the extent then due and payable on the Closing Date;

           (d) CERTIFICATE. A certificate signed by a Responsible Officer, dated as of the Closing Date, stating that:

                 (i) the representations and warranties contained in Article V are true and correct on and as of such date, as though made on and as of such date;

                 (ii) no Default or Event of Default exists or would result from the initial Borrowing; and

                 (iii) there has occurred since September 30, 1994, no event or circumstance that could reasonably be expected to result in a Material Adverse Effect;

           (e) FINANCIAL STATEMENTS. A certified copy of financial statements of the Company and its Subsidiaries referred to in Section 5.11; and

           (f) OTHER DOCUMENTS. Such other approvals, opinions or documents as the Bank reasonably may request.

     4.02 CONDITIONS TO ALL BORROWINGS OF REVOLVING LOANS BY THE COMPANY. The obligation of the Bank to make any Revolving Loan to be made by it to the Company hereunder (including its initial Revolving Loan) is subject to the satisfaction of the following conditions precedent on the relevant Borrowing date:

           (a) NOTICE OF BORROWING. The Bank shall have received a Notice of Borrowing;

           (b) CONTINUATION OF REPRESENTATIONS AND WARRANTIES. The representations and warranties made by the Company contained in Article V shall be true and correct on and as of such borrowing date with the same effect as if made on and as of such borrowing date (except to the extent such representations and warranties expressly refer to an earlier date, in which case they shall be true and correct as of such earlier date);

           (c) NO EXISTING DEFAULT. No Default or Event of Default shall exist or shall result from such Borrowing; and

           (d) AUTHORIZED AND EXECUTED AGREEMENTS. Any instrument or agreement (including any guaranty) required by the Bank under this Agreement prior to the making of any Loan to any Person shall have been duly authorized, executed and delivered by such Persons and the form of any such agreement or instrument (including any guaranty) shall be satisfactory to the Bank.

Each Notice of Borrowing submitted by the Company hereunder shall constitute a representation and warranty by the Company hereunder, as of the date of each such notice or application and as of the date of each Borrowing, that the conditions in Section 4.02 are satisfied.

     4.03 CONDITIONS TO ALL ISSUANCES OF ACCEPTANCES FOR THE ACCOUNT OF THE COMPANY. The obligation of the Bank to issue any Acceptance for the account of the Company hereunder is subject to the satisfaction of the following conditions precedent on the date of the extension of such credit:

           (a) ACCEPTANCE DOCUMENTATION. Credit documentation relating to the requested Acceptance executed by the Company (such credit documentation shall contain such terms and provisions as the Bank deems appropriate for such requested Acceptance in the Bank's reasonable discretion) and such other instruments, agreements, documents and evidence that the Bank may reasonably require;

           (b) CONTINUATION OF REPRESENTATIONS AND WARRANTIES. The representations and warranties made by the Company contained in Article V shall be true and correct on and as of the date of such extension of credit with the same effect as if made on and as of such date (except to the extent such representations and warranties expressly refer to an earlier date, in which case they shall be true and correct as of such earlier date);

           (c) NO EXISTING DEFAULT. No Default or Event of Default shall exist or shall result from such extension of credit; and

           (d) AUTHORIZED AND EXECUTED AGREEMENTS. Any instrument or agreement (including any guaranty) required by the Bank under this Agreement prior to issuing any Acceptance for the account of any Person shall have been duly authorized, executed and delivered by such Persons and the form of any such agreement or instrument (including any guaranty) shall be satisfactory to the Bank.

Each request for the issuance of an Acceptance submitted by the Company hereunder shall constitute a representation and warranty by the Company hereunder, as of the date of each such application and as of the date of each extension of credit, that the conditions in Section 4.03 are satisfied.

     4.04 CONDITIONS TO ALL EXTENSIONS OF CREDIT TO OTHER BORROWING ENTITIES AND TO LOCAL CURRENCY LOANS TO THE COMPANY. The Bank shall not make any Loan to or issue an Acceptance for the account of an Other Borrowing Entity, or make a Local Currency Loan to the Company, in each case which has been requested by the Company, unless and until the Bank has decided, in its reasonable discretion, to make any such requested Loan or to issue such requested Acceptance (it being understood by the parties hereto that the Bank has no commitment or obligation to make Loans to or issue Acceptances for the account of the Other Borrowing Entities or to make Local Currency Loans to the Company) and there shall have been delivered, in form and substance satisfactory to the Bank with respect to each such requested Loan or Acceptance:

           (a) CREDIT DOCUMENTATION. Credit documentation relating to the requested credit extension executed by the relevant Other Borrowing Entity or the Company (such credit documentation shall contain such terms and provisions (including but not limited to the amount of the Loan or Acceptance, interest, fees, conditions precedent, covenants, and events of default) as the Bank deems appropriate for such requested Loan or Acceptance in the Bank's reasonable discretion) and such other instruments, agreements, documents, and evidence that the Bank may reasonably require;

           (b) GUARANTIES, ETC. In the case of each Loan to or Acceptance for the account of an Other Borrowing Entity, a Guaranty executed by the Company guaranteeing the requested Loan or Acceptance, as required by Section 2.01, and such other related documents that the Bank may require with respect to the Company as guarantor and such Guaranty;

           (c) COMPLIANCE WITH CONDITIONS PRECEDENT. Evidence that all conditions precedent relating to such requested credit extension set forth in Sections 4.01, 4.02 and 4.03 (as applicable) have been complied with; and

           (d) OTHER EVIDENCE. Such other evidence as the Bank may reasonably request to establish and effect fully the consummation of the transactions contemplated thereby, the taking of all proceedings in connection therewith, and compliance with the conditions set forth in the agreements relating to such requested Loan or Acceptance.

                                  ARTICLE V

                       REPRESENTATIONS AND WARRANTIES

     The Company represents and warrants to the Bank that:

     5.01 ORGANIZATION. The Company is a corporation duly organized and existing in good standing under the laws of the State of Delaware, each Subsidiary is duly organized and existing in good standing under the laws of the jurisdiction in which it is incorporated, and the Company has and each Subsidiary has the corporate power to own its respective properties and to carry on its respective businesses as now being conducted.

     5.02 CORPORATE AUTHORIZATION; NO CONTRAVENTION. The execution, delivery and performance by the Company (and those of its Subsidiaries which are a party to this Agreement) of this Agreement, and any other Loan Document to which such Person is party, have been duly authorized by all necessary corporate action, and do not and will not:

           (a) contravene the terms of any of that Person's Organization Documents;

           (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, any document evidencing any Contractual Obligation to which such Person is a party or any order, injunction, writ or decree of any Governmental Authority to which such Person or its Property is subject; or

           (c) to the best knowledge of the Company, violate any Requirement of Law.

     5.03 GOVERNMENTAL AUTHORIZATION. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority is necessary or required in connection with the execution, delivery or performance by, or enforcement against, the Company (or any of its Subsidiaries which are a party to this Agreement or any other Loan Document) of the Agreement or any other Loan Document.

     5.04 BINDING EFFECT. This Agreement and each other Loan Document to which the Company or any of its Subsidiaries is a party constitute the legal, valid and binding obligations of the Company and any of its Subsidiaries to the extent it is a party thereto, enforceable against such Person in accordance with their respective terms.

     5.05 LITIGATION. There are no actions, suits, proceedings, claims or disputes pending, or to the best knowledge of the Company, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, against the Company, or its Subsidiaries or any of their respective Properties which purport to affect or pertain to this Agreement, or any other Loan Document, or any of the transactions contemplated hereby or thereby. No injunction, writ, temporary restraining order or any order of any nature has been issued by any court or other Governmental Authority purporting to enjoin or restrain the execution, delivery and performance of this Agreement or any other Loan Document, or directing that the transactions provided for herein or therein not be consummated as herein or therein provided.

     5.06 NO DEFAULT. No Default or Event of Default exists or would result from the incurring of any Obligations by the Company. Neither the Company nor any of its Subsidiaries is in default under or with respect to any Contractual Obligation in any respect which, individually or together with all such defaults, could reasonably be expected to have a Material Adverse Effect.

     5.07 ERISA COMPLIANCE. (a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA and the Code. Each Plan which is intended to qualify under Section 401(a) of the Code has received, or has applied for within the required time period, a favorable determination letter from the Internal Revenue Service and to the best knowledge of the Company, nothing has occurred which would cause the loss of such qualification.

           (b) There are no pending, or to the best knowledge of Company, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan which could reasonably be expected to constitute a Material Adverse Effect. There has been no prohibited transaction or other violation of the fiduciary responsibility rules with respect to any Plan which could reasonably result in a Material Adverse Effect.

           (c) Neither the Company nor any trade or business (whether or not incorporated under common control with the Company within the meaning of Code
Section 414(b), (c), (m) or (o)) maintains or contributes to any Pension Plan or other Plan subject to Section 412 of the Code. Neither the Company nor any entity under common control with the Company in the preceding sentence maintains or contributes, or has ever maintained or contributed, to any multiemployer plan within the meaning of Section 4001(a)(3) of ERISA.

     5.08 USE OF PROCEEDS; MARGIN REGULATIONS. The proceeds of the extensions of credit hereunder are intended to be and shall be used solely for the purposes set forth in and permitted by Section 6.11, and are intended to be and shall be used in compliance with Section 7.06.

     5.09 TITLE TO PROPERTIES. The Company and each of its Subsidiaries has good record and marketable title in fee simple to, or valid leasehold interests in, all real Property necessary or used in the ordinary conduct of its business, except for such defects in title as could not, individually or in the aggregate, have a Material Adverse Effect. As of the Closing Date, the Property of the Company and its Subsidiaries is subject to no Liens, other than Permitted Liens.

     5.10 TAXES. The Company and its Subsidiaries have filed all Federal and other material tax returns and reports required to be filed, and have paid all Federal and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their Properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP and no Notice of Lien with respect to a Lien securing an obligation in excess of $100,000 has been filed or recorded. There is no proposed tax assessment against the Company or any of its Subsidiaries which would, if the assessment were made, have a Material Adverse Effect.

     5.11  FINANCIAL CONDITION.

           (a) The consolidated unaudited financial statements of financial condition of the Company and its Subsidiaries dated September 30, 1994, and the related unaudited consolidated statements of operations, shareholders' equity and cash flows for the fiscal quarter ended on that date:

                 (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein;

                 (ii) are complete, accurate and fairly present the financial condition of the Company and its Subsidiaries as of the date thereof and results of operations for the period covered thereby; and

                 (iii) except (A) as specifically disclosed in SCHEDULE 5.11 and (B) for any Guaranty Obligation that is in an amount less than $5,000,000 so long as the aggregate amount of such Guaranty Obligation does not exceed 3% of the Company's consolidated total assets as of such date, show all material indebtedness and other liabilities, direct or contingent of the Company and its consolidated Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and material contingent obligations.

           (b) Since September 30, 1994, there has been no Material Adverse Effect.

     5.12 ENVIRONMENTAL MATTERS. Except as set forth in SCHEDULE 5.12, the Company and each of its Subsidiaries has obtained and is in compliance with all permits, licenses, and other authorizations that are required under all Environmental Laws, including laws relating to emissions, discharges, releases, or threatened releases of contaminants into the environment (including ambient air, surface water, ground water, or land) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of contaminants, except to the extent that failure to have (or comply with) any such permit, license or other authorization does not have a Material Adverse Effect. Except as set forth in SCHEDULE 5.12, the Company is not aware of any prior use of any of the owned or leased properties of the Company or any of its

Subsidiaries, by any Person, that constitutes a violation of any Environmental Laws, except to the extent that such violation is not likely to have a Material Adverse Effect. The Company is not aware of any event, condition, or activity which may interfere with or prevent continued compliance by the Company and each of its Subsidiaries with all Environmental Laws, except to the extent that failure so to continue to comply, would not likely have a Material Adverse Effect.

     5.13 REGULATED ENTITIES. None of the Company, any Person controlling the Company, or any Subsidiary of the Company, is (a) an "Investment Company" within the meaning of the Investment Company Act of 1940; or (b) subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, any state public utilities code, or any other Federal or state statute or regulation limiting its ability to incur Indebtedness.

     5.14 NO BURDENSOME RESTRICTIONS. Neither the Company nor any of its Subsidiaries is a party to or bound by any Contractual Obligation, or subject to any charter or corporate restriction, or, to the best knowledge of the Company, any Requirement of Law, which could reasonably be expected to have a Material Adverse Effect.

     5.15 LABOR RELATIONS. There are no strikes, lockouts or other labor disputes against the Company or any of its Subsidiaries, or, to the best of the Company's knowledge, threatened against or affecting the Company or any of its Subsidiaries that would be likely to have a Material Adverse Effect, and no significant unfair labor practice complaint is pending against the Company or any of its Subsidiaries or, to the best knowledge of the Company, threatened against any of them before any Governmental Authority that would be likely to have a Material Adverse Effect.

     5.16 COPYRIGHTS, PATENTS, TRADEMARKS AND LICENSES, ETC. The Company or its Subsidiaries own or are licensed or otherwise have the right to use all of the patents, trademarks, service marks, trade names, copyrights, franchises, authorizations and other rights that are reasonably necessary for the operation of their respective businesses, without conflict with the rights of any other Person that could reasonably be expected to have a Material Adverse Effect.

     5.17 SUBSIDIARIES. The Company has no Subsidiaries other than those specifically disclosed in part (a) of SCHEDULE 5.17 hereto and has no equity investment in any one other corporation or entity which exceeds $25,000,000 (or any investments in any other corporations or entities which in the aggregate exceed

$50,000,000) other than those specifically disclosed in part (b) of
SCHEDULE 5.17.

     5.18 INSURANCE. The Properties of the Company and its Subsidiaries are insured in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar Properties in localities where the Company or such Subsidiary operates, PROVIDED, that this Section 5.18 shall not be construed as requiring the Company to maintain or cause to be maintained earthquake, errors and omissions, pollution, directors and officers, patent infringement or professional liability insurance.

     5.19 FULL DISCLOSURE. None of the representations or warranties made by the Company or any of its Subsidiaries in the Loan Documents as of the date such representations and warranties are made or deemed made, and none of the statements contained in each exhibit, report, statement or certificate furnished by or on behalf of the Company or any of its Subsidiaries in connection with the Loan Documents taken as a whole, contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading.

                                 ARTICLE VI

                            AFFIRMATIVE COVENANTS

     The Company covenants and agrees that, so long as the Bank shall have any Revolving Commitment hereunder, or any Loan, Acceptance or other Obligation shall remain unpaid or unsatisfied, unless the Bank waives compliance in writing:

     6.01 FINANCIAL STATEMENTS. The Company shall deliver to the Bank in form and detail satisfactory to the Bank:

           (a) as soon as available, but not later than 95 days after the end of each fiscal year, a copy of the audited consolidated balance sheet of the Company as at the end of such year and the related consolidated statements of income, shareholders' equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous year, and accompanied by the unqualified opinion of a nationally-recognized independent public accounting firm which opinion shall state that such consolidated financial statements present fairly the financial position for the periods indicated in conformity with GAAP applied on a basis consistent with prior years;

           (b) as soon as available, but not later than 50 days after the end of each of the first three fiscal quarters of each year, a copy of the unaudited consolidated balance sheet of the Company and its consolidated Subsidiaries as of the end of such quarter and the related consolidated statements of income, shareholders' equity and cash flows for the period commencing on the first day and ending on the last day of such quarter, and certified by an appropriate Responsible Officer as being complete and correct and fairly presenting, in accordance with GAAP, the financial position and the results of operations of the Company and the Subsidiaries;

           (c) as soon as available, but not later than 95 days after the end of each fiscal year, a copy of the Company's annual report on Form 10-K as filed with the Securities and Exchange Commission;

           (d) as soon as available, but not later than 50 days after the end of each of the first three fiscal quarters of each year, a copy of the Company's quarterly report on Form 10-Q as filed with the Securities and Exchange Commission; and

           (e) as soon as available, but not later than 15 days after the event, circumstance or occurrence giving rise to the filing thereof, a copy of any report on Form 8-K filed by the Company with the Securities and Exchange Commission.

     6.02  CERTIFICATES; OTHER INFORMATION.  The Company shall furnish to the
Bank:

           (a) concurrently with the delivery of the financial statements referred to in subsection 6.01(a) above, a certificate of a Responsible Officer
(i) stating that, to the best of such officer's knowledge, the Company, during such period, has observed and performed all of its covenants and other agreements, and satisfied every condition contained in this Agreement to be observed, performed or satisfied by it, and that such officer has obtained no knowledge of any Default or Event of Default except as specified (by applicable subsection reference) in such certificate, and (ii) showing in detail the calculations supporting such statements in respect of Section 7.08.

           (b) in addition to those financial statements and reports required pursuant to Section 6.01, promptly after the same are sent, copies of all other financial statements and reports which the Company sends to its shareholders; and promptly after the same are filed, copies of all other financial statements and regular, periodical or material special reports which the Company may make to, or file with, the Securities and

Exchange Commission or any successor or similar Federal Governmental Authority; and

           (c) promptly, such additional business, financial, corporate affairs and other information as the Bank may from time to time reasonably request.

     6.03  NOTICES.  The Company shall promptly notify the Bank:

           (a) of the occurrence of any Default or Event of Default, and of the occurrence or existence of any event or circumstance that foreseeably will become a Default or Event of Default;

           (b) of (i) any breach or non-performance of, or any default under, any Contractual Obligation of the Company or any of its Subsidiaries which is likely to result in a Material Adverse Effect; and (ii) any dispute, litigation, investigation, proceeding or suspension which may exist at any time between the Company or any of its Subsidiaries and any Governmental Authority which is likely to have a Material Adverse Effect;

           (c) of the commencement of any litigation or proceeding in which the relief sought is an injunction or other stay of the performance of this Agreement or any Loan Document;

           (d) upon, but in no event later than 10 days after, becoming aware of any and all enforcement, cleanup, removal or other governmental or regulatory actions instituted, completed or threatened against the Company or any Subsidiary or any of their Properties pursuant to any applicable Environmental Laws;

           (e) of any other litigation or proceeding affecting the Company or any of its Subsidiaries which the Company would be required to report to the SEC pursuant to the Exchange Act, within four days after reporting the same to the SEC;

           (f) of any Material Adverse Effect subsequent to the date of the most recent audited financial statements of the Company delivered to the Bank pursuant to subsection 6.01(a);

           (g) of any material change in accounting policies or public financial reporting practices by the Company or any of its Subsidiaries other than such changes are disclosed in such reports as are generally recommended to be, or are generally adopted by, Persons subject to the financial reporting requirements of the Exchange Act or as a result of legislative, regulatory or GAAP requirements;

           (h) of any labor controversy resulting in or threatening to result in any strike, work stoppage, boycott, shutdown or other labor disruption against or involving the Company or any of its Subsidiaries which is likely to have a Material Adverse Effect; or

           (i) of any of the following events affecting the Company (but in no event more than 10 days after such event), and deliver to the Bank a copy of any notice with respect to such event that is filed with a Governmental Authority and any notice delivered by a Governmental Authority to the Company with respect to such event:

                 (i) the adoption of any new Pension Plan or other Plan subject to Section 412 of the Code by the Company; or

                 (ii) the commencement of contributions by the Company to any Pension Plan or other Plan subject to Section 412 of the Code.

           Each notice pursuant to this Section shall be accompanied by a written statement by a Responsible Officer of the Company setting forth details of the occurrence referred to therein. Each notice under subsection 6.03(a) shall describe with particularity any and all clauses or provisions of this Agreement or other Loan Document that have been breached or violated.

     6.04 PRESERVATION OF CORPORATE EXISTENCE, ETC. Subject to Section 7.03, the Company shall, and shall cause each of its Subsidiaries to:

           (a) preserve and maintain in full force and effect its corporate existence and good standing under the laws of its state or jurisdiction of incorporation;

           (b) preserve and maintain in full force and effect all rights, privileges, qualifications, permits, licenses and franchises necessary for conduct of its business and which, if not preserved or maintained, is likely to have a Material Adverse Effect;

           (c) preserve or renew all of its registered trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.

     6.05 MAINTENANCE OF PROPERTY. The Company shall maintain, and shall cause each of its Subsidiaries to maintain, and preserve all its Property which is necessary for the carrying on of its business in good working order and condition, ordinary wear and tear excepted.

     6.06 INSURANCE. The Company shall maintain, and shall cause each Subsidiary to maintain insurance with respect to its Properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similarly situated business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons, PROVIDED, that this Section 6.06 shall not be construed as requiring the Company to maintain or cause to be maintained earthquake, errors and omissions, pollution, directors and officers, patent infringement or professional liability insurance.

     6.07 PAYMENT OF OBLIGATIONS. The Company shall, and shall cause its Subsidiaries to, pay and discharge as the same shall become due and payable, all their obligations and liabilities unless such are being contested in good faith and are not likely to have a Material Adverse Effect, including:

           (a) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings and adequate reserves as required in accordance with GAAP are being maintained by the Company or such Subsidiary;

           (b) all lawful claims in excess of $10,000,000 which, if unpaid, would by law become a Lien upon its Property; and

           (c) all Indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness.

     6.08 COMPLIANCE WITH LAWS. The Company shall comply, and shall cause each of its Subsidiaries to comply, in all material respects with all Requirements of Law of any Governmental Authority having jurisdiction over it or its business (including the Federal Fair Labor Standards Act), except such noncompliance as is not likely to have a Material Adverse Effect or such noncompliance which is being contested in good faith or as to which a bona fide dispute may exist.

     6.09 INSPECTION OF PROPERTY AND BOOKS AND RECORDS. The Company shall maintain and shall cause each of its Subsidiaries to maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Company and such Subsidiaries. The Company shall permit, and shall cause each of its Subsidiaries to permit, representatives and independent contractors of the Bank to visit and inspect any of their respective Properties, to examine their respective corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss their respective affairs, finances and accounts with their respective directors, officers, and independent public accountants, all at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Company PROVIDED, that, in the event the Company reasonably objects to the Bank that any Person so designated by the Bank is a competitor or an affiliate of a competitor of the Company or any of its Subsidiaries (or an employee thereof), the Company shall not be required to afford such Person any inspection rights; PROVIDED, HOWEVER, when an Event of Default exists the Bank may do any of the foregoing at the expense of the Company at any time during normal business hours and without advance notice.

     6.10 ENVIRONMENTAL LAWS. The Company shall, and shall cause each of its Subsidiaries to, conduct its operations and keep and maintain its Property in compliance with all Environmental Laws except when the failure to so comply would not likely have a Material Adverse Effect.

     6.11 USE OF PROCEEDS. The Company shall (and shall cause each Other Borrowing Entity to) use the proceeds of the extensions of credit hereunder solely for working capital purposes and otherwise in the Ordinary Course of Business but not in contravention of any Requirement of Law.

     6.12 COMPLIANCE WITH ERISA. The Company shall (a) maintain each Plan in compliance in all material respects with the applicable provisions of ERISA and the Code; and (b) cause each Plan which is qualified under Section 401(a) of the Code to maintain such qualification.


                                 ARTICLE VII

                             NEGATIVE COVENANTS

     The Company hereby covenants and agrees that, so long as the Bank shall have any Revolving Commitment hereunder, or any Loan, Acceptance or other Obligation shall remain unpaid or unsatisfied, unless the Bank waives compliance in writing:

     7.01 LIMITATION ON LIENS. The Company shall not, and shall not suffer or permit any of its Subsidiaries to, directly or indirectly, make, create, incur, assume or suffer to exist any Lien upon or with respect to any part of its Property, whether now owned or hereafter acquired, other than the following ("Permitted Liens"):

           (a) any Lien existing on the Property of the Company or its Subsidiaries on the Closing Date and set forth in SCHEDULE 7.01 securing Indebtedness outstanding on such date;

           (b)   any Lien created under any Loan Document;

           (c) Liens for taxes, fees, assessments or other governmental charges which are not delinquent or remain payable without penalty, or to the extent that non-payment thereof is permitted by Section 6.07, provided that no Notice of Lien has been filed or recorded under the Code;

           (d) carriers', warehousemen's, mechanics', landlords', materialmen's, repairmen's or other similar Liens arising in the Ordinary Course of Business which are not delinquent or remain payable without penalty;

           (e) Liens (other than any Lien imposed by ERISA) consisting of pledges or deposits required in the Ordinary Course of Business in connection with workers' compensation, unemployment insurance and other social security legislation;

           (f) Liens on the Property of the Company or any of its Subsidiaries securing (i) the non-delinquent performance of bids, trade contracts (other than for borrowed money), statutory obligations, (ii) contingent obligations on surety and appeal bonds, and (iii) other non-delinquent obligations of a like nature; in each case, incurred in the Ordinary Course of Business;

           (g) easements, rights-of-way, restrictions and other similar encumbrances incurred in the Ordinary Course of Business which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the Property subject thereto or interfere with the ordinary conduct of the businesses of the Company and its Subsidiaries or which relate to the relocation of the direct off-ramp to northbound North Shoreline Boulevard from Highway 101;

           (h) Purchase money security interests on any Property acquired or held by the Company or its Subsidiaries in the Ordinary Course of Business securing Indebtedness incurred or assumed for the purpose of financing all or any part of the cost of acquiring such Property; PROVIDED that (i) such Lien attaches solely to the Property so acquired in such transaction, and (ii) the principal amount of the debt secured thereby does not exceed 100% of the cost of such Property.

     7.02 DISPOSITION OF ASSETS. The Company shall not, and shall not suffer or permit any of its Subsidiaries to, directly or indirectly, sell, assign, lease, convey, transfer or otherwise dispose of (whether in one or a series of transactions) any Property (including accounts and notes receivable (with or without recourse) and equipment sale-leaseback transactions) or enter into any agreement to do any of the foregoing, except:

           (a) dispositions of inventory, or used, out-moded, worn-out or surplus equipment, all in the Ordinary Course of Business;

           (b) the sale of equipment to the extent that such equipment is exchanged for credit against the purchase price of similar replacement equipment, or the proceeds of such sale are reasonably promptly applied to the purchase price of such replacement equipment; and

           (c) dispositions not otherwise permitted hereunder which are made for fair market value; PROVIDED, that (i) at the time of any disposition, no Default or Event of Default shall exist or shall result from such disposition,
(ii) the aggregate sales price from any disposition pursuant to a sale-leaseback transaction shall be paid in cash, (iii) sale-leaseback transactions shall only be permitted with respect to real property and equipment, and (iv) the aggregate fair market value of all assets (excluding real property and equipment subject to sale-leaseback transactions) so sold by the Company and its Subsidiaries, together with all other sales under this subsection (c) since the Closing Date, shall not exceed in the aggregate 30% of the Company's Tangible Net Worth.

     7.03 CONSOLIDATIONS, MERGERS, JOINT VENTURES AND ACQUISITIONS. The Company shall not, and shall not suffer or permit any of its Subsidiaries to, liquidate or dissolve or enter into any consolidation, merger, Acquisition, Joint Venture or other combination, or sell, lease, or dispose of its business or assets as a whole or in such amount as the Bank reasonably believes to constitute a substantial portion of its business or assets (whether now owned or hereafter acquired); PROVIDED, HOWEVER, that (a) any Subsidiary may merge with the Company, provided that the Company shall be the continuing or surviving corporation, or with any one or more Subsidiaries, provided that if any transaction shall be between a Subsidiary and a Wholly-Owned Subsidiary, the Wholly-Owned Subsidiary shall be the continuing or surviving corporation, and
(b) any Subsidiary may sell or otherwise transfer all or substantially all of its assets (upon voluntary liquidation or otherwise) to the Company or another Wholly-Owned Subsidiary; PROVIDED, FURTHER, that the Company and its Subsidiaries may enter into Acquisitions or Joint

Ventures if the aggregate value of all consideration in any form given by the Company and its Subsidiaries is less than or equal to $250,000,000, during the period from the Closing Date through December 30, 1995, and $250,000,000, during the period from December 31, 1995 through the Revolving Termination Date; and PROVIDED, FURTHER, that no such Acquisitions or Joint Ventures shall cause any Default or Event of Default. Notwithstanding anything to the contrary contained in this Section 7.03, (a) if any Person or business acquired, in accordance with this Section 7.03, (the "Acquiree") is subject to Section 12 of the Exchange Act or subject to the requirements of Section 15(d) of such Exchange Act, the prior effective written consent of the board of directors or equivalent governing body of the Acquiree shall be obtained and delivered to the Bank, or (b) if the Acquiree does not meet the qualifications set forth in subclause (a), the prior effective written consent of the board of directors or equivalent governing body and the percent of any and all classes of stock or other equity of such Acquiree the consent of which, notwithstanding any provisions in the organization documents of the Acquiree to the contrary, is required by applicable statute to consummate the Acquisition, shall be obtained and delivered to the Bank.

   7.04 TRANSACTIONS WITH AFFILIATES. Without the prior written consent of the Bank, the Company shall not, and shall not suffer or permit any of its Subsidiaries to, enter into any transaction with any Affiliate of the Company or of any such Subsidiary, except (a) as expressly permitted by this Agreement, (b) in the Ordinary Course of Business and pursuant to the reasonable requirements of the business of the Company or such Subsidiary, or (c) if the terms of the transaction are no less favorable than those that would be obtained from third parties.

     7.05 USE OF PROCEEDS. The Company shall not and shall not suffer or permit any of its Subsidiaries to use any portion of the proceeds of the extensions of credit hereunder, directly or indirectly, (i) to purchase or carry Margin Stock, (ii) to repay or otherwise refinance indebtedness of the Company or others incurred to purchase or carry Margin Stock, (iii) to extend credit for the purpose of purchasing or carrying any Margin Stock, or (iv) to acquire any security in any transaction that is subject to Section 13 or 14 of the Exchange Act.

     7.06 COMPLIANCE WITH ERISA. The Company shall not (a) engage in a prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan which has resulted or could reasonably be expected to result in liability of the Company in an aggregate amount in excess of $5,000,000; (b) engage in a transaction that could be subject to Section 4069 or 4212(c) of ERISA; or (c) permit to exist (i) with respect to all

Plans (except multiemployer plans within the meaning of Section 4001(a)(3) of ERISA) maintained or contributed to by the Company or a Related Person, accumulated funding deficiencies (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, or (ii) with respect to multiemployer plans (within the meaning of Section 4001(a)(3) of ERISA) maintained or contributed to by the Company or a Related Person, complete or partial withdrawal liabilities determined pursuant to Title IV of ERISA, which, in the aggregate, exceed $5,000,000.

     7.07 RESTRICTED PAYMENTS. The Company shall not, and shall not suffer or permit any of its Subsidiaries to purchase, redeem or otherwise acquire for value any shares of its capital stock or any warrants or options to acquire such shares, now or hereafter outstanding; except that (a) the Company may purchase shares of its capital stock, PROVIDED, HOWEVER, that under no circumstances may the Company exchange or transfer more than $250,000,000, during the period from the Closing Date through December 30, 1995, and $250,000,000, during the period from December 31, 1995 through the Revolving Termination Date, or an equivalent amount of other consideration for such purchases in the aggregate during either such period, (b) the Company's Subsidiaries may purchase shares of their capital stock, PROVIDED, HOWEVER, that under no circumstances may the Company or its Subsidiaries exchange or transfer more than $250,000,000, during the period from the Closing Date through December 30, 1995, and $250,000,000, during the period from December 31, 1995 through the Revolving Termination Date, or an equivalent amount of other considerations for such purposes in the aggregate during either such period, and (c) the Company and its Subsidiaries may effect purchases, redemptions or other acquisitions for value of the capital stock of any Subsidiary in connection with a merger, consolidation or other corporate reorganization or restructuring involving the Company and/or its Subsidiaries, provided, such merger, consolidation or other corporate reorganization or restructuring is otherwise permitted by this Agreement.

     7.08 TANGIBLE NET WORTH. At the end of each fiscal quarter of the Company, the Company shall not permit on a consolidated basis the Tangible Net Worth for the Company during any fiscal quarter to be less than the sum of (a) $375,000,000, plus (b) 50% of quarterly net income for the Company for each fiscal quarter ending subsequent to the fiscal quarter ended December 31, 1994, with no reduction for net losses. "Tangible Net Worth" means the gross book value of the assets of the Company (exclusive of goodwill, patents, trademarks, trade names, organization expense, treasury stock, unamortized debt discount and expense, deferred charges and other like intangibles) less (i) reserves applicable thereto and (ii) all liabilities (including accrued and deferred income taxes).

     7.09 ACCOUNTING CHANGES. The Company shall not make any significant change in accounting treatment or reporting practices, except as required by GAAP.


                                ARTICLE VIII

                              EVENTS OF DEFAULT

     8.01 EVENT OF DEFAULT. Any of the following shall constitute an "Event of Default":

           (a) NON-PAYMENT. The Company or any Other Borrowing Entity fails to pay, when and as required to be paid herein, any amount of principal of any Loan, any interest, fee or any other amount payable hereunder or pursuant to any other Loan Document, including with respect to an Acceptance; or

           (b) REPRESENTATION OR WARRANTY. Any representation or warranty by the Company or any of its Subsidiaries made or deemed made herein, in any Loan Document, or which is contained in any certificate, document or financial or other statement by the Company, any of its Subsidiaries, or their respective Responsible Officers, furnished at any time under this Agreement, or in or under any Loan Document, shall prove to have been incorrect in any material respect on or as of the date made or deemed made; or

           (c) SPECIFIC DEFAULTS. The Company fails to perform or observe any term, covenant or agreement contained in Sections 6.01, 6.02, 6.03 and 6.09 or Article VII or any financial or other information described in Sections 6.01 or 6.02 proves to have been incorrect or misleading in any material respect when made; or

           (d) OTHER DEFAULTS. The Company or any Other Borrowing Entity fails to perform or observe any other term or covenant contained in this Agreement or any Loan Document; PROVIDED, HOWEVER, that if such default is capable of being remedied, such default shall not be considered an Event of Default hereunder for a period of 20 Business Days after the date in which the Bank gives notice of such default to the Company or such Other Borrowing Entity; or

           (e) CROSS-DEFAULT. (a) Any default occurs under any other agreement involving the borrowing of money or the extension of credit under which the Company or any of its Subsidiaries may be obligated as borrower, guarantor, or instalment purchaser if (i) such default consists of the failure to pay any Indebtedness or Guaranty Obligation having an aggregate principal amount (including undrawn as committed or available amounts and including amounts owed to all creditors under any combined or syndicated credit arrangement) in excess of $25,000,000 on the date it was due (whether by scheduled maturity, required prepayment, demand or otherwise) or, if applicable, by the last day of the cure period subsequent to said due date (except an obligation which is contested in good faith or as to which a bona fide dispute exists), (ii) such default gives to the holder of the obligation concerned the right to accelerate the obligation or (iii) such default consists of the failure to pay any Indebtedness or Guaranty Obligation owed to the Bank or (b) the Company or any Subsidiary fails to perform or observe any other condition or covenant, or any other event shall occur or condition exist, under any agreement, guaranty or instrument relating to such Indebtedness or Guaranty Obligation, other than with respect to any such Indebtedness or Guaranty Obligation of the Company or Subsidiaries in favor of Virtual Funding L.P. and/or obligations arising from master lease agreements and other off-balance sheet financing arrangements, and such failure continues after the applicable grace or notice period, if any, specified in the document relating thereto if the effect of such failure, event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause such Indebtedness to be declared to be due and payable prior to its stated maturity, or such Guaranty Obligation to become payable or cash collateral in respect thereof to be demanded; (c) the Company or any of its Subsidiaries disavows any of its Guaranty Obligations or any guaranty of the Company or its Subsidiaries otherwise becomes ineffective;
(d) the Company or any of its Subsidiaries defaults under any other agreement with respect to Indebtedness incurred by it from the Bank; or

           (f) INSOLVENCY; VOLUNTARY PROCEEDINGS. The Company or any of its Subsidiaries (i) ceases or fails to be solvent, or generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any, whether at stated maturity or otherwise; (ii) voluntarily ceases to conduct its business in the ordinary course; (iii) commences any Insolvency Proceeding with respect to itself; or (iv) takes any action to effectuate or authorize any of the foregoing; or

           (g) INVOLUNTARY PROCEEDINGS. (i) Any involuntary Insolvency Proceeding is commenced or filed against the Company or any Subsidiary of the Company, or any writ, judgment, warrant of attachment, execution or similar process, is issued or levied against a substantial part of the Company's or any of its Subsidiaries' Properties, and any such proceeding or petition shall not be dismissed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded within 60 days after commencement, filing or levy; (ii) the Company or any of its Subsidiaries admits the material allegations of a petition against it in any Insolvency Proceeding, or an order for relief (or similar order under non-U.S. law) is ordered in any Insolvency Proceeding; or (iii) the Company or any of its Subsidiaries acquiesces in the appointment of a receiver, trustee, custodian, conservator, liquidator, mortgagee in possession (or agent therefor), or other similar Person for itself or a substantial portion of its Property or business; or

           (h) ERISA. The failure of the Company to comply with any of the provisions of Sections 6.12 or 7.06; the Company or any trade or business (whether or not incorporated under common control with the Company within the meaning of Code Section 414(b), (c), (m) or (o)) maintains or contributes to any Pension Plan or other Plan subject to Section 412 of the Code; or the Company or any entity under common control with the Company in the preceding clause maintains or contributes to a multiemployer plan within the meaning of Section 4001(a)(3) of ERISA; or

           (i) MONETARY JUDGMENTS. One or more final (non-interlocutory) judgments, orders or decrees shall be entered against the Company or any of its Subsidiaries which results in a liability that is not covered by insurance from a third-party insurer in excess of $10,000,000 as to any single or related series of transactions, incidents or conditions, and the same shall remain unsatisfied, unvacated and unstayed pending appeal for a period of 30 days after the entry thereof; or

           (j) NON-MONETARY JUDGMENTS. Any non-monetary judgment, order or decree shall be rendered against the Company or any of its Subsidiaries which does or would reasonably be expected to have a Material Adverse Effect, and there shall be any period of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

           (k) MATERIAL ADVERSE EFFECT. There shall occur any Material Adverse Effect; or

           (l) GUARANTY. The Company or any of its Subsidiaries contests the validity or enforceability of any Guaranty; or

           (m) CHANGE OF CONTROL. (i) any person or two or more persons acting in concert shall acquire beneficial ownership, directly or indirectly, of securities of the Company (or other securities convertible into such securities) representing 50% or more of the combined voting power of all securities of the

Company entitled to vote in the election of directors; or (ii) any person or two or more persons acting in concert acquiring by contract or otherwise, or entering into a contract or arrangement which upon consummation will result in its or their acquisition of, or control over, securities of the Company (or other securities convertible into such securities) representing 50% or more of the combined voting power of all securities of the Company entitled to vote in the election of directors.

     8.02  REMEDIES.  If any Event of Default occurs, the Bank may:

           (a) declare the Revolving Commitment of the Bank to make Loans and issue Acceptances to be terminated, whereupon the Bank's Revolving Commitment shall forthwith be terminated;

           (b) declare the unpaid principal amount of all outstanding Loans advanced by the Bank, all interest accrued and unpaid thereon, the amount of any outstanding Acceptances, and all other amounts owing or payable hereunder or under any other Loan Document in favor of the Bank to be immediately due and payable; without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Company and each Other Borrowing Entity; and

           (c) exercise all rights and remedies available to the Bank under the Loan Documents or applicable law;

PROVIDED, HOWEVER, that upon the occurrence of any event specified in paragraph (f) or (g) above (in the case of clause (i) of paragraph (g) upon the expiration of the 60-day period mentioned therein), the obligation of the Bank to make Loans and issue Acceptances shall automatically terminate and the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid, including the amount of any outstanding Acceptances, shall automatically become due and payable without further act of the Bank.

     8.03 RIGHTS NOT EXCLUSIVE. The rights provided for in this Agreement and the other Loan Documents are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by law or in equity, or under any other instrument, document or agreement now existing or hereafter arising.

                                 ARTICLE IX

                               MISCELLANEOUS

     9.01 AMENDMENTS AND WAIVERS. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by the Company or any Other Borrowing Entity therefrom, shall be effective unless the same shall be in writing and signed by the Bank, the Company and each Other Borrowing Entity affected by such amendment or waiver, and then such waiver shall be effective only in the specific instance and for the specific purpose for which given.

     9.02  NOTICES.

           (a) All notices, requests and other communications provided for hereunder shall be in writing (including, unless the context expressly otherwise provides, by facsimile transmission, PROVIDED, that any matter transmitted by the Company and each Other Borrowing Entity by facsimile (i) shall be immediately confirmed by a telephone call to the recipient at the number specified on the applicable signature page hereof, and (ii) shall be followed promptly by a hard copy original thereof) and mailed, faxed, telecopied or delivered, to the address or facsimile number specified for notices on the applicable signature page hereof; or, as to the Company, each relevant Other Borrowing Entity or the Bank, to such other address as shall be designated by such party in a written notice to the other parties, and as directed to each other party, at such other address as shall be designated by such party in a written notice to the Company, each relevant Other Borrowing Entity and the Bank.

           (b) All such notices, requests and communications shall, when transmitted by overnight delivery or faxed, be effective when delivered for overnight (next day) delivery, transmitted by facsimile machine, respectively, or if delivered, upon delivery, except that notices pursuant to Article II shall not be effective until actually received by the Bank.

           (c) The Company acknowledges and agrees (and shall cause each Other Borrowing Entity to acknowledge and agree) that any agreement of the Bank at
Article II herein to receive certain notices by telephone and facsimile is solely for the convenience and at the request of the Company and each Other Borrowing Entity. The Bank shall be entitled to rely on the authority of any Person purporting to be a Person authorized by the Company and each Other Borrowing Entity to give such notice and the Bank shall not have any liability to the Company, any Other Borrowing Entity or other Person on account of any action taken or not taken by the Bank in reliance upon such telephonic or facsimile notice. The obligation of the Company and each Other Borrowing Entity to repay the extensions of credit and any other amounts outstanding hereunder shall not be affected in any way or to any extent by any failure by the Bank to receive written confirmation of any telephonic or facsimile notice or the receipt by the Bank of a confirmation which is at variance with the terms understood by the Bank to be contained in the telephonic or facsimile notice.

     9.03 NO WAIVER; CUMULATIVE REMEDIES. No failure to exercise and no delay in exercising, on the part of the Bank, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

     9.04 COSTS AND EXPENSES. The Company shall (or shall cause the relevant Other Borrowing Entity to), whether or not the transactions contemplated hereby shall be consummated:

           (a) pay or reimburse the Bank within thirty days after demand for all reasonable costs and expenses incurred by the Bank in connection with the development, preparation, delivery, administration and execution of, and any amendment, supplement, waiver or modification to (in each case whether or not consummated), this Agreement, any Loan Document and any other documents prepared in connection herewith or therewith, and the consummation of the transactions contemplated hereby and thereby, including the reasonable Attorney Costs incurred by the Bank with respect thereto; PROVIDED, that, the Company shall only be obligated to pay to the Bank such Attorney Costs incurred by the Bank in connection with the execution of the Loan Documents executed on the Closing Date which are not in excess of $10,000; and

           (b) pay or reimburse the Bank within thirty days after demand for all reasonable costs and expenses incurred by them in connection with the enforcement or preservation of any rights or remedies (including in connection with any "workout" or restructuring regarding any extensions of credit or any other amounts outstanding hereunder, and including in any Insolvency Proceeding or appellate proceeding) under this Agreement, any other Loan Document, and any such other documents, including reasonable Attorney Costs incurred by the Bank.

     9.05 INDEMNITY. The Company shall (or shall cause the relevant Other Borrowing Entity to) pay, indemnify, and hold the Bank and each of their respective officers, directors, employees, counsel, agents and attorneys-in-fact (each, an "Indemnified

Person") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses or disbursements (including Attorney Costs) of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement and any other Loan Documents, or the transactions contemplated hereby and thereby, and with respect to any investigation, litigation or proceeding (including any Insolvency Proceeding or appellate proceeding) related to this Agreement, any extensions of credit hereunder, or the use of the proceeds thereof, whether or not any Indemnified Person is a party thereto (all the foregoing, collectively, the "Indemnified Liabilities"); PROVIDED, that the Company and each Other Borrowing Entity shall have no obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities arising from the gross negligence or willful misconduct of such Indemnified Person. The agreements in this Section shall survive payment of all other Obligations.

     9.06 MARSHALLING; PAYMENTS SET ASIDE. The Bank shall not be under any obligation to marshall any assets in favor of the Company, any Other Borrowing Entity or any other Person or against or in payment of any or all of the Obligations. To the extent that the Company or any Other Borrowing Entity makes a payment or payments to the Bank, or the Bank enforces its Liens or exercise their rights of set-off, and such payment or payments or the proceeds of such enforcement or set-off or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party in connection with any Insolvency Proceeding, or otherwise, then to the extent of such recovery the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or set-off had not occurred.

     9.07 SUCCESSORS AND ASSIGNS. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Company and each Other Borrowing Entity may not assign or transfer any of their rights or obligations under this Agreement without the prior written consent of the Bank.

     9.08  ASSIGNMENTS, PARTICIPATIONS, ETC.

           (a) The Bank may, at any time assign and delegate to Bank of America Illinois, an affiliate of the Bank (the "Assignee") all, or any part of all, of any extensions of credit hereunder, the Revolving Commitment and the other rights and obligations of the Bank hereunder; PROVIDED, HOWEVER, that (i) the Company and each Other Borrowing Entity may continue to deal solely and directly with the Bank in connection with the interest so assigned to the Assignee until (A) written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee, shall have been given to the Company and each Other Borrowing Entity by the Bank and the Assignee; and (B) the Bank and its Assignee shall have delivered to the Company and each Other Borrowing Entity a form of an Assignment and Acceptance reasonably satisfactory to the Company and each such Other Borrowing Entity ("Assignment and Acceptance").

           (b) From and after the date that the Bank and the Assignee deliver to the company and each Other Borrowing Entity an executed Assignment and Acceptance, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Bank under the Loan Documents, and (ii) the Bank shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under the Loan Documents.

           (c) Immediately after complying with the conditions contained in subsections 9.08(a) and (b) to the Bank's making an assignment or delegation to the Assignee, this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Revolving Commitment arising therefrom. The Revolving Commitment allocated to the Assignee shall reduce the Revolving Commitment of the Bank PRO TANTO.

           (d) The Bank may at any time sell to Bank of America Illinois, an affiliate of the Bank (the "Participant") participating interests in any extensions of credit hereunder, the Revolving Commitment and the other interests of the Bank hereunder and under the other Loan Documents; PROVIDED, HOWEVER, that (i) the Bank's obligations under this Agreement shall remain unchanged,
(ii) the Bank shall remain solely responsible for the performance of such obligations, (iii) the Company shall (and shall cause each Other Borrowing Entity to) continue to deal solely and directly with the Bank in connection with the Bank's rights and obligations under this Agreement and the other Loan Documents, and (iv) the Bank shall not transfer or grant any participating interest under which the Participant shall have rights to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, except to the extent such amendment, consent or waiver would:

                 (i) increase or extend the Revolving Commitment (or reinstate any Revolving Commitment terminated pursuant to Section 8.02);

                 (ii) postpone or delay any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Bank hereunder or under any other Loan Document, including without limitation any mandatory prepayment required under
     Section 2.09;

                 (iii) reduce the principal of, or the rate of interest specified herein on any Loan, or (subject to clause (ii) above) any fees or other amounts payable hereunder or under any other Loan Document, including with respect to any Acceptance; or

                 (iv)  amend this Section.

In the case of any such participation, the Participant shall be entitled to the benefit of Sections 3.01, 3.03 and 9.05 as though it were also a Bank hereunder, and not have any rights under this Agreement, or any of the other Loan Documents, and all amounts payable by the Company or any Other Borrowing Entity hereunder shall be determined as if the Bank had not sold such participation; except that, if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, the Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Bank under this Agreement.

     9.09 SET-OFF. In addition to any rights and remedies of the Bank provided by law, if an Event of Default exists, the Bank is authorized at any time and from time to time, without prior notice to the Company or any Other Borrowing Entity, any such notice being waived by the Company (and, in the case of each Other Borrowing Entity, being caused to be waived by the Company) to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing to, the Bank to or for the credit or the account of the Company or any Other Borrowing Entity against any and all Obligations owing to the Bank, now or hereafter existing, irrespective of whether or not the Bank shall have made demand under this Agreement or any Loan Document and although such Obligations may be contingent or unmatured. The Bank agrees promptly to notify the Company after any such set-off and application made by the Bank; PROVIDED, HOWEVER, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Bank under this Section 9.09 are in addition to the other rights and remedies (including other rights of set-off) which the Bank may have.

     9.10 AUTOMATIC DEBITS OF FEES. With respect to any fee due and payable to the Bank under the Loan Documents by the Company, the Company hereby irrevocably authorizes (and shall cause each Other Borrowing Entity to irrevocably authorize) the Bank to debit any deposit account of the Company with the Bank in an amount such that the aggregate amount debited from all such deposit accounts does not exceed such fee. If there are insufficient funds in such deposit accounts to cover the amount of the fee then due, such debits will be reversed (in whole or in part, in the Bank's reasonable discretion) and such amount not debited shall be deemed to be unpaid. No such debit under this
Section 9.10 shall be deemed a setoff.

     9.11 COUNTERPARTS. This Agreement may be executed by one or more of the parties to this Agreement in any number of separate counterparts, each of which, when so executed, shall be deemed an original, and all of said counterparts taken together shall be deemed to constitute but one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Company and the Bank.

     9.12 SEVERABILITY. The illegality or unenforceability of any provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

     9.13 NO THIRD PARTIES BENEFITED. This Agreement is made and entered into for the sole protection and legal benefit of the Company, the relevant Borrowing Entities and the Bank, and their permitted successors and assigns, and no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any of the other Loan Documents. No Bank shall have any obligation to any Person not a party to this Agreement or other Loan Documents.

     9.14 TIME. Time is of the essence as to each term or provision of this Agreement and each of the other Loan Documents.

     9.15  GOVERNING LAW AND JURISDICTION.

           (a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF CALIFORNIA; PROVIDED THAT THE BANK SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

           (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF CALIFORNIA OR OF THE UNITED STATES FOR THE NORTHERN DISTRICT OF CALIFORNIA, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE COMPANY AND THE BANK CONSENTS (AND THE COMPANY SHALL CAUSE EACH OF THE OTHER BORROWING ENTITIES TO CONSENT), FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. THE COMPANY AND THE BANK IRREVOCABLY WAIVES (AND THE COMPANY SHALL CAUSE EACH OF THE OTHER BORROWING ENTITIES TO WAIVE) ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. THE COMPANY AND THE BANK WAIVE (AND THE COMPANY SHALL CAUSE EACH OF THE OTHER BORROWING ENTITIES TO WAIVE) PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY CALIFORNIA LAW.

     9.16  ARBITRATION; REFERENCE.

           (a) MANDATORY ARBITRATION. Any controversy or claim between or among the parties (including any relevant Other Borrowing Entity), including but not limited to those arising out of or relating to this Agreement or any agreements or instruments relating hereto or delivered in connection herewith and any claim based on or arising from an alleged tort, shall at the request of any party be determined by arbitration. The arbitration shall be conducted in accordance with the United States Arbitration Act (Title 9, U.S. Code), notwithstanding any choice of law provision in this Agreement, and under the Commercial Rules of the American Arbitration Association ("AAA"). The arbitrator(s) shall give effect to statutes of limitation in determining any claim. Any controversy concerning whether an issue is arbitrable shall be determined by the arbitrator(s). Judgment upon the arbitration award may be entered in any court having jurisdiction. The institution and maintenance of an action for judicial relief or pursuit of a provisional or ancillary remedy shall not constitute a waiver of the right of any party (and any relevant Other Borrowing Entity), including the plaintiff, to submit the controversy or claim to arbitration if any other party contests such action for judicial relief.

           (b) JUDICIAL REFERENCE. At the request of any party (including any relevant Other Borrowing Entity) a controversy or claim which is not submitted to arbitration as provided and limited in subparagraph (a) shall be determined by a reference in accordance with California Code of Civil Procedure Section 638 ET SEQ. If such an election is made, the parties (including any relevant Other Borrowing Entity) shall designate to the court a referee or referees selected under the auspices of the AAA in the same manner as arbitrators are selected in AAA-sponsored proceedings. The presiding referee of the panel, or the referee if there is a single referee, shall be an active attorney or retired judge. Judgment upon the award rendered by such referee or referees shall be entered in the court in which such proceeding was commenced in accordance with California Code of Civil Procedure Sections 644 and 645.

           (c) PROVISIONAL REMEDIES, SELF-HELP AND FORECLOSURE. No provision of this paragraph shall limit the right of any party (including any relevant Other Borrowing Entity) to this Agreement to exercise self-help remedies such as setoff, foreclosure against or sale of any real or personal property collateral or security, or obtaining provisional or ancillary remedies from a court of competent jurisdiction before, after, or during the pendency of any arbitration or other proceeding. The exercise of a remedy does not waive the right of either party (including any relevant Other Borrowing Entity) to resort to arbitration or reference.

     9.17 ENTIRE AGREEMENT. This Agreement, together with the other Loan Documents, embodies the entire Agreement and understanding among the Company, the Other Borrowing Entities and the Bank and supersedes all prior or contemporaneous Agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof and any prior arrangements made with respect to the payment by the Company or any Other Borrowing Entities of (or any indemnification for) any fees, costs or expenses payable to or incurred (or to be incurred) by or on behalf of the Bank.

     9.18 INTERPRETATION. This Agreement is the result of negotiations between and has been reviewed by counsel to the Bank, the Company, the Other Borrowing Entities and other parties, and is the product of all parties hereto. Accordingly, this Agreement and the other Loan Documents shall not be construed against the Bank merely because of the Bank's involvement in the preparation of such documents and agreements.

     9.19 OBLIGATIONS OF OTHER BORROWING ENTITIES. The parties intend that each Other Borrowing Entity will be liable under this Agreement only with respect to Borrowings by it hereunder, and will not have any obligation, direct or indirect, with respect to borrowings by the Company or any other Subsidiary of the Company.

The entire Agreement shall be interpreted and enforced accordingly.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered in San Francisco, California by their proper and duly authorized officers as of the day and year first above written.


                                   SILICON GRAPHICS, INC.


                                   By:
                                       ----------------------
                                   Title:
                                         --------------------

                                   By:
                                       ----------------------
                                   Title:
                                         --------------------


                                   ADDRESS FOR NOTICES:

                                   2011 N. Shoreline Boulevard
                                   Mountain View, CA  94043
                                   Attn:  Treasury

                                   Telephone:  (415) 960-1980
                                   Telecopy:  (415) 964-5215

                                   with a copy to:

                                   2011 N. Shoreline Boulevard
                                   Mountain View, CA  94043
                                   Attn:  Legal Services

                                   Telephone:  (415) 960-1980
                                   Telecopy:  (415) 965-1586

                                   BANK OF AMERICA NATIONAL TRUST
                                   AND SAVINGS ASSOCIATION


                                   By:
                                       -------------------------
                                          Vice President

                                   Address for notices:

                                   Credit Products - High Technology -
                                   San Francisco #3697
                                   555 California Street, 41st Floor
                                   San Francisco, CA  94104
                                   Attn:  Kevin M. McMahon
                                          Vice President
                                   Telephone: (415) 622-8088
                                   Telecopy: (415) 622-2514

                                   Domestic and Offshore Lending Office:

                                   1850 Gateway Boulevard
                                   Concord, California 94520

                                  EXHIBIT A
                           to the Credit Agreement

                         FORM OF NOTICE OF BORROWING



                                   Date:
                                        -----------------------------


To:  Bank of America National Trust and
       Savings Association
     1850 Gateway Boulevard
     Concord, CA  94520
     Attn:  High Technology Credit Products Executive

           Re:   Silicon Graphics, Inc.
                 ----------------------

Ladies and Gentlemen:

     The undersigned, Silicon Graphics, Inc. (the "Company"), refers to the Credit Agreement dated as of December 31, 1994 (as amended, modified, renewed or extended from time to time, the "Credit Agreement") between the Company and Bank of America National Trust and Savings Association (together with its successors and assigns, the "Bank"), the terms defined therein being used herein as therein defined, and hereby gives you notice irrevocably, pursuant to Section 2.03 of the Credit Agreement, of the Borrowing specified herein:

     1.    The Business Day of the proposed Loan is ______________,________.

     2.    The amount of the proposed Loan is ___________________.

     3.    The currency of the proposed Loan is ________________.

     4.    The Loan is to be [an Offshore Rate] [a CD Rate] [a Base Rate] Loan.

     5. The duration of the Interest Period for any Offshore Rate Loan or the CD Rate Loan shall be [____________ days] [__________ months].

     6.    The account to which such Loan shall be disbursed is ______________.


     The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the proposed Borrowing, before and after giving effect thereto and to the application of the proceeds therefrom:

           (a)   the representations and warranties of the Company contained in
     Article V of the Credit Agreement are true and correct as though made on and as of each such date (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date and except that subsections 5.11(a) and 5.11(b) of the Credit Agreement shall be deemed instead to refer to the last day of the most recent fiscal year for which financial statements have then been delivered);

           (b) no Default or Event of Default exists, or would result from such proposed Borrowing; and

           (c) after giving effect to the proposed Loan, the aggregate principal amount of all outstanding Revolving Loans and all Local Currency Loans and the face amount of all Acceptances issued under the Credit Agreement does not exceed the Revolving Commitment.


                                   SILICON GRAPHICS, INC.



                                   By:
                                        -------------------------
                                   Title:
                                         ------------------------

                                   By:
                                        -------------------------
                                   Title:
                                         ------------------------

                                  EXHIBIT B
                           to the Credit Agreement

                  FORM OF NOTICE OF CONVERSION/CONTINUATION



                                   Date:
                                        -----------------------------


To:  Bank of America National Trust and
       Savings Association
     1850 Gateway Boulevard
     Concord, CA  94520
     Attn:  High Technology Credit Products Executive

           Re:   Silicon Graphics, Inc.
                 ----------------------

Ladies and Gentlemen:

     The undersigned, Silicon Graphics, Inc. (the "Company"), refers to the Credit Agreement dated as of December 31, 1994 (as amended, modified, renewed or extended from time to time, the "Credit Agreement") between the Company and Bank of America National Trust and Savings Association (together with its successors and assigns, the "Bank"), the terms defined therein being used herein as therein defined, and hereby gives you notice irrevocably, pursuant to Section 2.05 of the Credit Agreement, of the [conversion] [continuation] of the Loan specified herein, that:

           1.  The date of the [conversion] [continuation] is __________,_____.

           2.  The amount of the Loan [converted] [continued] is ___.

           3. The Loan is to be [converted into] [continued as] [an Offshore Rate] [a CD Rate] [a Base Rate] Loan.

           4. [If applicable:] The duration of the Interest Period for any CD Rate Loan or Offshore Rate Loan to be [converted] [continued] shall be [___ days] [____ months].

     The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the proposed
[conversion][continuation], before and after giving effect thereto:

           (a)  the representations and warranties of the Company contained in
     Article V of the Credit Agreement are true and correct as though made on and as of each such date (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date and except that subsections 5.11(a) and 5.11(b) of the Credit Agreement shall be deemed instead to refer to the last day of the most recent fiscal year for which financial statements have then been delivered);

           (b) no Default or Event of Default exists, or would result from such proposed [conversion] [continuation]; and

           (c) after giving effect to the proposed [conversion][continuation], the aggregate principal amount of all outstanding Revolving Loans and all Local Currency Loans and the face amount of all Acceptances issued under the Credit Agreement does not exceed the Revolving Commitment.


                                   SILICON GRAPHICS, INC.



                                   By:
                                        -------------------------
                                   Title:
                                         ------------------------

                                   By:
                                        -------------------------
                                   Title:
                                         ------------------------

                                  EXHIBIT C
                           to the Credit Agreement

                              FORM OF GUARANTY

                             BORROWER:____________________________
                            GUARANTOR:  SILICON GRAPHICS, INC.


                LIMITED CONTINUING GUARANTY (MULTICURRENCY)

To:   The Bank (as defined below)

     (1)   Definitions

           (a) "Bank" means BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, together with its successors and assigns.

           (b) "Borrower" means the person or entity identified as such in Paragraph 2 below.

           (c) "Guarantor" means SILICON GRAPHICS, INC., a Delaware corporation.

           (d) "Indebtedness" means any and all indebtedness of Borrower to Bank, including but not limited to any and all advances, debts, obligations and liabilities of Borrower, heretofore, now, or hereafter made, incurred or created, whether voluntary or involuntary and however arising, whether direct or acquired by Bank by assignment or succession, whether due or not due, absolute or contingent, liquidated or unliquidated, determined or undetermined, and whether Borrower may be liable individually or jointly with others, or whether recovery upon such indebtedness may be or hereafter become barred by any statute of limitations, or whether such indebtedness may be or hereafter become otherwise unenforceable.

           (e) "Judgment Currency" means the currency in which any judgment on any claim arising under or related to this Guaranty is denominated.

           (f) "Obligation Currencies" means the currencies in which the Indebtedness is denominated.

           (g) The "U.S. Dollar Equivalent" of any amount denominated in any currency other than U.S. Dollars shall be calculated at the spot rate for the purchase of the other currency with U.S. Dollars quoted by the Bank in San Francisco, California, at approximately 8:00 a.m., on the date for determination specified in this Guaranty.

     (2) For valuable consideration, Guarantor unconditionally guarantees and promises to pay to Bank or order, on demand, at the place or places for payment of the Indebtedness or at such other location or locations as Bank may designate:


           (a)   any and all Indebtedness of________________________________
     _____________________________  ("Borrower") to Bank, in the Obligation
     Currencies, or

           (b) if the Bank so notifies Guarantor in writing, at the Bank's sole and absolute discretion, the greater of: (i) the U.S. Dollar Equivalent of the Indebtedness or any portion thereof, determined as of the date or dates the Indebtedness was loaned to or incurred by Borrower, or
     (ii) such U.S. Dollar Equivalent determined as of the date payment is made.

     (3)   (a)   The liability of Guarantor under this Guaranty (exclusive of liability under any other guaranties executed by Guarantor) shall not
     exceed at any time the total of (i)    U.S. Dollars (U.S. $_______________)
     for the sum of the principal amount of any Indebtedness denominated in U.S. Dollars and the U.S. Dollar Equivalent of the principal amount of any Indebtedness denominated in an Obligation Currency other than U.S. Dollars, determined as of the date or dates such principal amount was loaned to or incurred by Borrower, and (ii) all interest, fees, costs, expenses, payments, and indemnities relating to or arising out of this Guaranty or the Indebtedness or such part of the Indebtedness as shall not exceed the foregoing limitation.

           (b) Bank may permit the Indebtedness to exceed Guarantor's liability and may apply any amounts received from any source, other than from Guarantor, to the unguaranteed portion of the Indebtedness; provided, however, that Guarantor shall not be liable for such amount in excess of its liability hereunder. This is a continuing guaranty relating to any Indebtedness, including that arising under successive transactions which shall either continue the Indebtedness or from time to time renew it after it has been satisfied.

           (c) Any payment by Guarantor at or prior to the time such payment is due by Guarantor shall reduce its maximum obligation hereunder only to the extent that any payment constitutes a payment of principal, and only if written notice to the effect that the amount of principal paid reduces Guarantor's maximum obligation hereunder is actually received by Bank at or prior to the time of such payment. If such principal payment is made in a currency other than U.S. Dollars, the amount of any reduction of Guarantor's maximum obligation hereunder shall be the lesser of: (i) the U.S. Dollar Equivalent of such principal payment determined as of the date or dates the principal Indebtedness being paid was loaned to or incurred by Borrower, or (ii) such U.S. Dollar Equivalent as of the date such principal payment is made.

           (d) The entry of any judgment against Guarantor of its obligations hereunder shall reduce its maximum obligation hereunder in an amount equal to the sum of the portion of the amount of such judgment representing principal amounts of Indebtedness denominated in U.S. Dollars, and the lesser of: (i) the U.S. Dollar Equivalent of each principal amount of Indebtedness denominated in an Obligation Currency other than U.S. Dollars included in such judgment, determined as of the date or dates such amount was loaned to or incurred by Borrower, or (ii) such U.S. Dollar Equivalent determined as of the date of entry of such judgment.

     (4)   (a)   If any claim arising under or related to this Guaranty is
     reduced to judgment denominated in a Judgment Currency other than the Obligation Currency, the judgment shall be for the greater of (i) the equivalent in the Judgment Currency of the amount of the claim denominated in the Obligation Currency (or each Obligation Currency, if more than one) included in the judgment, determined as of the date or dates the Indebtedness related to such claim was loaned to or incurred by Borrower, or (ii) such equivalent determined as of the date of judgment. The equivalent of any Obligation Currency amount in any Judgment Currency shall be calculated at the spot rate for the purchase of the Obligation Currency with the Judgment Currency quoted by the Bank in San Francisco, California, at approximately 8:00 a.m. on the date for determination specified above.

           (b) Guarantor shall pay Bank any increased costs resulting from any change in exchange rates between the date any claim is reduced to judgment and the date of payment (or, in the case of partial payments, the date of each partial payment) thereof by Guarantor. The foregoing shall constitute an obligation separate and independent from the other obligations contained in this Guaranty, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by Bank from time to time and shall continue in full force and effect notwithstanding any judgment or order for a liquidated sum in respect of an amount due hereunder or under any judgment or order.

     (5)   (a)   (i)  If any taxes (other than taxes on net income (A) imposed by the country or any subdivision of the country in which the Bank's principal office or actual lending office is located and (B) measured by the United States taxable income the Bank would have received if all payments under or in respect of this Guaranty were exempt from taxes levied by Guarantor's country), are at any time imposed on any payments under or in respect of this Guaranty including, but not limited to, payments made pursuant to this Paragraph, Guarantor shall pay all such taxes and shall also pay to the Bank, on demand, all additional amounts which the Bank specifies as necessary to preserve the after-tax yield the Bank would have received if such taxes had not been imposed.

                            (ii) The additional amounts necessary to preserve the after-tax yield the Bank would have received if such taxes had not been imposed shall be calculated pursuant to the formula:

                                (w)(t)(i)
                            y = ---------
                                  1-w-t

           where the terms are defined as follows:

                 y = additional payment to be made to the Bank

                 w = withholding tax rate levied by foreign
                     government

                 t = the Bank's combined Federal and state tax
                     rate

                 i = stated interest amount to be paid on
                     Indebtedness (base rate plus the Applicable
                     Margin (as defined by the Credit Agreement dated as of December 31, 1994 among Silicon Graphics, Inc., the Bank and the other parties thereto, as amended))

                 1 = one


           (b) Guarantor will provide Bank with original tax receipts, notarized copies of tax receipts, or such other documentation as will prove payment of tax in a court of law applying the United States Federal Rules of Evidence, for all taxes paid by Guarantor pursuant to subparagraph (a) above. Guarantor will deliver receipts to Bank within 30 days after the due date for the related tax.

(6) The obligations hereunder are independent of the obligations of Borrower, and shall not be affected by any acts of any governmental authority affecting Borrower, including but not limited to any restrictions on the conversion of currency or repatriation or control of funds or any total or partial expropriation of Borrower's property, or by economic, political, regulatory or other events in the countries where Borrower is located. A separate action or actions may be brought and prosecuted against Guarantor whether action is brought against Borrower or whether Borrower be joined in any such action or actions; and Guarantor waives the benefit of any statute of limitations affecting its liability hereunder which is shorter than four years after the maturity (for any reason) of the Indebtedness.

     (7) Guarantor authorizes Bank, without notice or demand and without affecting its liability hereunder, from time to time, either before or after revocation hereof, to (a) renew, compromise, extend, accelerate or otherwise change the time for payment of, or otherwise change the terms of the Indebtedness or any part thereof, including increase or decrease of the rate of interest thereon and (b) release or substitute any one or more of the endorsers or guarantor.

     (8) Guarantor waives any right to require Bank to (a) proceed against Borrower or (b) pursue any other remedy in Bank's power. Guarantor waives any defense arising by reason of any disability or other defense of Borrower, or the cessation from any cause whatsoever of the liability of Borrower, or any claim that Guarantor's obligations exceed or are more burdensome than those of Borrower. Guarantor waives any right of subrogation, reimbursement, indemnification, and contribution (contractual, statutory or otherwise), including without limitation, any claim or right of subrogation under the Bankruptcy Code (Title 11 of the U.S. Code) or any successor statute, arising from the existence or performance of this Guaranty and Guarantor waives any right to enforce any remedy which Bank now has or may hereafter have against Borrower, and waives any benefit of, and any right to participate in, any security now or hereafter held by Bank. Guarantor waives all presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor, and notices of acceptance of this Guaranty and of the existence, creation, or incurring of new or additional Indebtedness. Bank hereby agrees to give Guarantor prior notice of any extension of the maturity of the Indebtedness provided, that, any failure by Bank to give such notice shall not impair any of Bank's rights under this Guaranty or relieve Guarantor of any of its obligations under this Guaranty.

     (9) Guarantor acknowledges and agrees that it shall have the sole responsibility for obtaining from Borrower such information concerning Borrower financial condition or business operations as Guarantor may require, and the Bank has no duty at any time to disclose to Guarantor any information relating to the business operations or financial condition of Borrower.


     (10) Any obligations of Borrower to Guarantor, now or hereafter existing, including but not limited to any obligations to Guarantor as subrogee of Bank or resulting from Guarantor's performance under this Guaranty, are hereby subordinated to the Indebtedness. Such obligations of Borrower to Guarantor if Bank so request shall be enforced and performance received by Guarantor as trustee for Bank and the proceeds thereof shall be paid over to Bank on account of the Indebtedness of Borrower to Bank, but without reducing or affecting in any manner the liability of Guarantor under the other provisions of this Guaranty.

     (11) This Guaranty may be revoked at any time by Guarantor in respect to future transactions, unless there is a continuing consideration as to such transactions which Guarantor does not renounce. Such revocation shall be effective upon actual receipt by Bank, at the addresses shown below or at such other addresses as may have been provided in writing to Guarantor by Bank, of written notice of revocation. Revocation shall not affect any of Guarantor's obligations or Bank's rights with respect to transactions which precede Bank's receipt of such notice. If this Guaranty is revoked, returned, or canceled, and subsequently any payment or transfer of any interest in property by Borrower to Bank is rescinded or must be returned by Bank to Borrower, this Guaranty shall be reinstated with respect to any such payment or transfer, regardless of any such prior revocation, return, or cancellation.

     (12) Where Borrower is a corporation or partnership it is not necessary for Bank to inquire into the powers of Borrower or of the officers, directors, partners or agents acting or purporting to act on their behalf, and any Indebtedness made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.

     (13) The Bank may, without notice to Guarantor and without affecting Guarantor's obligations hereunder, assign the Indebtedness and this Guaranty in whole or in part to any affiliates or wholly owned subsidiaries of the Bank. Guarantor agrees the Bank may disclose to any prospective purchaser and any purchaser of all or part of the Indebtedness any and all information in Bank's possession concerning Guarantor, this Guaranty and any security for this Guaranty.

     (14) Guarantor agrees to pay all reasonable attorneys' fees, the allocated reasonable costs of Bank's in-house counsel, and all other reasonable costs and expenses which may be incurred by Bank in the enforcement of this Guaranty.

     (15) This Guaranty shall be governed by and construed according to the laws of the State of California, United States of America, to the jurisdiction of which State the parties hereto submit.

     (16) Every notice, demand, request, consent, approval or other communication (collectively, "Notices") which any party is required or desires to make or communicate upon or to the other under this Guaranty shall be in writing and shall be given or made or communicated by personally delivering same or by mailing the same by registered or certified mail, first class postage and fees prepaid, return receipt requested, or by Federal Express or comparable overnight service, to the address set forth below, or at such other address or addresses as any party may designate from time to time in accordance with this provision.

All Notices so sent shall be deemed to have been delivered, effective, made or communicated, as the case may be, at the time that the same and the required copies, if any, shall have been personally delivered or deposited, registered or certified, properly addressed, as aforesaid, first class postage and fees prepaid, return receipt requested, in the United States mail or to Federal Express or comparable overnight service. Rejection or other refusal to accept or the inability to deliver because of a changed address of which no Notice was given, shall be deemed to constitute receipt of the Notice sent.

     (17) Any controversy or claim between or among the parties, including but not limited to those arising out of or relating to this Guaranty or any agreements or instruments relating hereto or delivered in connection herewith and any claim based on or arising from an alleged tort, shall at the request of any party be determined by arbitration. The arbitration shall be conducted in accordance with the United States Arbitration Act (Title 9, U.S. Code), notwithstanding any choice of law provision in this Guaranty, and under the Commercial Rules of the American Arbitration Association ("AAA"). The arbitrator(s) shall give effect to statutes of limitation in determining any claim except where such statutes have been waived by any of the parties hereto in this Guaranty. Any controversy concerning whether an issue is arbitrable shall be determined by the arbitrator(s). Judgment upon the arbitration award may be entered in any court having jurisdiction. The institution and maintenance of an action for judicial relief or pursuit of a provisional or ancillary remedy shall not constitute a waiver of the right of any party, including the plaintiff, to submit the controversy or claim to arbitration if any other party contests such action for judicial relief.

     (18) At the request of any party, a controversy or claim which is not submitted to arbitration as provided and limited in

Section 17 shall be determined by a reference in accordance with California Code of Civil Procedure Section 638 ET SEQ. If such an election is made, the parties shall designate to the court a referee or referees selected under the auspices of the AAA in the same manner as arbitrators are selected in AAA-sponsored proceedings. The presiding referee of the panel, or the referee if there is a single referee, shall be an active attorney or retired judge. Judgment upon the award rendered by such referee or referees shall be entered in the court in which such proceeding was commenced in accordance with California Code of Civil Procedure Sections 644 and 645.

Executed this _____ day of ________, 19__.

                                   SILICON GRAPHICS, INC.


                               By _____________________________
                                   Title:
                                         ----------------------



                               By _____________________________
                                   Title:
                                         ----------------------

                                   Address:  2011 N. Shoreline Blvd.
                                   Mountain View, CA  94043
                                   Attn:  Treasury
                                   Telephone:  (415) 960-1980
                                   Telecopy:  (415) 964-5215
                                   With a Copy to:  Legal Services


Address for Notices to Bank

BANK OF AMERICA NATIONAL TRUST
AND SAVINGS ASSOCIATION
Credit Products - High Technology -
San Francisco #3697
555 California Street, 41st Floor
San Francisco, CA  94104
Attn:  Kevin M. McMahon
       Vice President
Telephone: (415) 622-8088
Telecopy: (415) 622-2514